EXHIBIT 2.1

MEMBERSHIP PURCHASE AGREEMENT

by and between

AF SELLCO, LLC,

and

AGFEED INDUSTRIES, INC.

Dated as of September 13, 2010

TABLE OF CONTENTS

ARTICLE I	PRE-CLOSING ASSET AND LIABILITY TRANSFERS; PURCHASE AND SALE OF SECURITIES	2
1.01 Certain Actions to be Taken Prior to Closing		2
1.02 Purchase and Sale of Securities		2
1.03 Purchase Price		3
1.04 The Closing		3
1.05 Payment of Preliminary Purchase Price and Deposit of Escrow Amount		3
1.06 Final Statement of Equity Value; Settlement of Final Purchase Price		4
1.07 Cash in Lieu of Fractional Shares		8
1.08 Withholding		8
1.09 Purchase Price Allocations		8

ARTICLE II	DELIVERIES AT CLOSING	8
2.01 Closing Deliveries		8

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF SELLER	11
3.01 Organization and Power		11
3.02 Execution and Delivery; Valid and Binding Agreement		11
3.03 No Breach		12
3.04 Ownership		12
3.05 Consents and Approvals		13
3.06 Investment Purpose		13
3.07 Finders’ Fees		13
3.08 Litigation		14
3.09 Organization, Qualification, Capitalization, etc. of the Companies and the Company Subsidiaries		14
3.10 Financial Statements		16

ARTICLE IV	INTENTIONALLY OMITTED	17

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF BUYER	17
5.01 Organization and Power		17
5.02 Authorization; Valid and Binding Agreement		17
5.03 No Breach		18
5.04 Consents, etc		18
5.05 Litigation		18
5.06 Brokerage		18
5.07 Investment Representation		19
5.08 AS IS SALE		19
5.09 Public Company Status; Listing and Maintenance Requirements		20
5.10 SEC Reports		20
5.11 Offer of Securities		20

(i)

ARTICLE VI	INTENTIONALLY OMITTED	21

ARTICLE VII	COVENANTS	21
7.01 Tax Matters		21
7.02 Employees; Employee Benefits		21
7.03 Litigation Support		24
7.04 Access to Books and Records		24
7.05 Director and Officer Liability Insurance		24
7.06 Lock-Up		25
7.07 Board Representation		26
7.08 Reporting Status and Trading Market		26
7.09 Availability of Public Information		26
7.10 Reservation of Shares of Common Stock		26
7.11 No Integration		26
7.12 Holding Period		27
7.13 Pledge of Securities		27
7.14 Delivery of Amendment to M2P2 Operating Agreement and Certificate		27

ARTICLE VIII	INTENTIONALLY OMITTED	28

ARTICLE IX	ADDITIONAL COVENANTS AND AGREEMENTS	28
9.01 Survival		28
9.02 Further Assurances		28

ARTICLE X	INDEMNIFICATION	28
10.01 Seller’s Indemnification of Buyer		28
10.02 Buyer’s Indemnification of Seller		29
10.03 Calculation of Loss		29
10.04 Maximum and Minimum Exposure		29
10.05 Set-Off		30
10.06 Notice of Claims		30
10.07 Notice to Other Party		31
10.08 Direct Claim		32
10.09 Reduction of Indemnity		33
10.10 Exclusive Remedy		33
10.11 Failure of Notice		33

ARTICLE XI	DEFINITIONS	34
11.01 Definitions		34
11.02 Other Capitalized Terms		39
11.03 Other Definitional Provisions		40

ARTICLE XII	MISCELLANEOUS	40
12.01 Press Releases and Communications		40
12.02 Expenses		41
12.03 Prevailing Party		41
12.04 Notices		41

(ii)

12.05 Assignment	43
12.06 Severability	43
12.07 No Strict Construction	44
12.08 Amendment and Waiver	44
12.09 Complete Agreement	44
12.10 Counterparts	44
12.11 Governing Law	45
12.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS	45
12.13 WAIVER OF JURY TRIAL	46
12.14 No Third Party Beneficiaries	46
12.15 Conflict Between Transaction Documents	46
12.16 Specific Performance	46

Exhibits

Exhibit A	–	Form of Note
Exhibit B	–	Form of Pledge Agreement
Exhibit C	–	Form of Escrow Agreement
Exhibit D	–	Form of Assignment of Membership Interest
Exhibit E	–	Illustration Balance Sheet
Exhibit F	–	Title Policy

(iii)

MEMBERSHIP PURCHASE AGREEMENT

This MEMBERSHIP PURCHASE AGREEMENT (this “Agreement”) is made as of September 13, 2010 (the “Execution Date”), by and between AF Sellco, LLC, a Delaware limited liability company (“Seller”), and AgFeed Industries, Inc., a Nevada corporation (“Buyer”).  Seller and Buyer are hereinafter collectively referred to as the “parties” and each individually as a “party.”  Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI below.

WHEREAS, Seller beneficially owns all the outstanding equity interests of M2 P2, LLC, a Delaware limited liability company (“M2P2”);

WHEREAS, M2P2 beneficially owns all the outstanding shares of capital stock or equity interests, as the case may be, of M2P2 Facilities, LLC, a Delaware limited liability company (“M2P2 Land”), M2P2 General Operations, LLC, a Delaware limited liability company (“General Operations”), MGM, LLC, a Delaware limited liability company (“MGM”), TS Finishing, LLC, a Delaware limited liability company (“TS Finishing”), New York Finishing, LLC, a Delaware limited liability company (“NY Finishing”), M2P2 Management Corporation, Inc., a Delaware corporation (“Management”), and M2P2 AF JV, LLC, a Delaware limited liability company (“AF JV” and, together with M2P2, M2P2 Land, General Operations, MGM, TS Finishing, NY Finishing, Management and the Company Subsidiaries, collectively, “M2P2 Operations”) (M2P2, M2P2 Land, General Operations, MGM, TS Finishing, NY Finishing, Management and AF JV are sometimes each individually referred to in this Agreement as the “Company” or collectively, as the “Companies”);

WHEREAS, M2P2 Operations, by and through the operations of the Companies and the Company Subsidiaries, is engaged primarily in hog production in the United States (collectively, the “Business”);

WHEREAS, Seller desires to sell and Buyer desires to purchase the Business in a single and indivisible transaction by means of the sale and purchase of all of the issued and outstanding equity interests of M2P2 (the “Securities”);

WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer all of the Securities; and

WHEREAS, the board of managers and all the members of Seller and the board of directors of Buyer have approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

PRE-CLOSING ASSET AND LIABILITY TRANSFERS;
PURCHASE AND SALE OF SECURITIES

1.01  Certain Actions to be Taken Prior to Closing.  In anticipation of the sale of the Securities and the other transactions contemplated herein, prior to the Closing Date, Seller may cause the Companies and the Company Subsidiaries to distribute to its members cash necessary to make all estimated distributions pursuant to and in accordance with Section 4.1.4 of the M2P2 Operating Agreement for profits allocated to the members of M2P2 prior to the Closing Date.  Such distributions will be reflected as a reduction in Equity Value as of the Pricing Date.

1.02  Purchase and Sale of Securities.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, free and clear of all Liens (other than Liens created by Buyer or arising under applicable federal or state securities Laws), and Buyer shall purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Securities.

1.03  Purchase Price.  In consideration for the transactions contemplated herein, Buyer agrees to pay to Seller an amount equal to the sum of the Equity Value as of the Pricing Date and Two Million Dollars ($2,000,000.00) (the “Purchase Price”) by delivery of (a) the number of shares (the “Equity Consideration”) of Buyer’s common stock, par value $0.001 per share (“Common Stock”), equal to (i) twenty percent (20%) of two-thirds of the Equity Value (the “Closing Funded Amount”) divided by (ii) the Per-Share Final Price; (b) cash equal to eighty percent (80%) of the Closing Funded Amount (the “Cash Consideration”) payable by wire transfer or delivery of other immediately available funds to an account of Seller designated by written notice to Buyer at least five (5) business days prior to the Closing; and (c) one or more notes of Buyer in the aggregate principal amount equal to the sum of one-third of the Equity Value and Two Million Dollars ($2,000,000.00) (the “Closing Unfunded Amount”) substantially in the form attached hereto as Exhibit A (each and collectively, the “Note”), which Note shall be secured by all the Securities as set forth in the Pledge Agreement substantially in the form attached hereto as Exhibit B (the “Pledge Agreement”).

1.04  The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Stevens & Lee, P.C., located at 1818 Market Street, Philadelphia, Pennsylvania 19103, at 10:00 a.m., Philadelphia time, on the Execution Date, or such other date or other location as agreed upon by the parties.  The date of the Closing is herein referred to as the “Closing Date.”  The Closing shall be deemed to occur at 12:01 a.m. on the Closing Date.  Time shall be of the essence with respect to the obligations of the parties hereto under Article I.

1.05  Payment of Preliminary Purchase Price and Deposit of Escrow Amount.

(a)  Buyer agrees to pay to Seller at Closing an amount equal to the Equity Value as of August 14, 2010 (the “Preliminary Equity Value”) plus Two Million Dollars ($2,000,000.00) (collectively, the “Preliminary Purchase Price”), less the Escrow Amount.  Subject to Section 1.05(b), such Preliminary Purchase Price shall be delivered to Seller in the form of Common Stock, cash and a Note in accordance with the Consideration Ratio.

(b)  On the Closing Date, Buyer will deposit ten percent (10%) of the Preliminary Purchase Price (such amount, the “Escrow Amount”) with JPMorgan Chase Bank, National Association (the “Escrow Agent”) to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).  The Escrow Amount shall consist of shares of Common Stock, cash and a Note in the same ratio as the Consideration Ratio.

1.06  Final Statement of Equity Value; Settlement of Final Purchase Price.

(a)  Within sixty (60) calendar days following the Closing, Seller will prepare, or cause to be prepared, and deliver to Buyer a consolidated and combined balance sheet (the “Closing Date Balance Sheet”) for M2P2 Operations as of the Pricing Date prepared consistent with, according to and as provided in the notes to the Illustrative Balance Sheet.  The Closing Date Balance Sheet will include the Equity Value for M2P2 Operations as of the Pricing Date plus Two Million Dollars ($2,000,000.00) (the “Closing Date Equity Value”) and a statement (the “Closing Statement”) reflecting the calculation of any adjustment to the Preliminary Purchase Price under Section 1.06(e).  In connection with the preparation of the Closing Date Balance Sheet and the Closing Date Equity Value and for purposes of determining the amount of inventory of the Business on the Pricing Date to be included in such Closing Date Balance Sheet, Seller shall (i) with respect to its sow farm inventory (i.e., all of the inventory of M2P2 Operations that is located outside the State of Iowa) conduct a physical inventory as of the Pricing Date, and (ii) with respect to its finishing inventory (i.e., all of the inventory of M2P2 Operations located within the State of Iowa), update its internal records, consistent with past practice, as of the Pricing Date.  A representative designated by Buyer may be present, at its own cost, to witness the physical inventory.

(b)  If (i) Buyer disagrees with the calculation of the Closing Date Equity Value or the Closing Date Balance Sheet as set forth on the Closing Statement and (ii) the amount of such disagreement exceeds $25,000, Buyer shall notify Seller in writing of such disagreement within fifteen (15) business days after receipt of the Closing Statement by Buyer (such period, the “Closing Statement Review Period”), which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of such disagreement and provide reasonable supporting documentation for such disagreement (the “Closing Statement Dispute”).  After the end of the Closing Statement Review Period, Buyer may not introduce additional Closing Statement Disputes or increase the amount of the Closing Statement Dispute, and any item not so identified shall be deemed to be agreed to by Buyer and will be final and binding upon the parties hereto for all purposes (absent Fraud).  The failure of Buyer to deliver written notice of a Closing Statement Dispute prior to the expiration of the Closing Statement Review Period shall be deemed acceptance of calculation of the Closing Date Equity Value and the Closing Date Balance Sheet as set forth on the Closing Statement, and such calculations shall thereupon shall become final and binding upon the parties hereto for all purposes.

(c)  Buyer and Seller shall negotiate in good faith to resolve any Closing Statement Dispute and any resolution thereof agreed to in writing by Buyer and Seller shall be final and binding upon the parties hereto for all purposes.  If Buyer and Seller are unable to resolve any Closing Statement Dispute within twenty (20) days after delivery of such Closing Statement Dispute in accordance with Section 1.06(b), then the Closing Statement Dispute shall be referred for final determination by Kohler & Eyre CPA’s, LLP (the “Accounting Arbitrator”) within fifteen (15) days thereafter.  If such firm is unable to serve, Buyer and Seller shall jointly select a substitute Accounting Arbitrator, provided that such substitute firm shall not be the independent auditor of Buyer or Seller or any of their Affiliates or Subsidiaries, including the Illustrative Balance Sheet.  The Accounting Arbitrator shall only consider those items and amounts as to which there is disagreement within the time periods and on the terms specified in this Section 1.06 and must resolve all unresolved Closing Statement Disputes in accordance with the terms and provisions of this Agreement, including the Illustrative Balance Sheet.  The Accounting Arbitrator shall deliver to Buyer and Seller, as promptly as practicable and in any event within forty-five (45) days after its appointment, a written report setting forth the resolution of any unresolved Closing Statement Dispute determined in accordance with the terms herein.  The Accounting Arbitrator shall select as a resolution the position of either Buyer and Seller for each Closing Statement Dispute (based solely on presentations and supporting material provided by the parties and not pursuant to any independent review) and may not impose an alternative resolution.  In the case of a Closing Statement Dispute, the amounts set forth on the Closing Statement as amended by the Accounting Arbitrator shall thereupon become the Closing Date Equity Value or the Closing Date Balance Sheet, which shall be final and binding upon all of the parties to this Agreement (absent manifest error).  The fees, expenses and costs of the Accounting Arbitrator shall be borne by Buyer and Seller in proportion to the aggregate amount unsuccessfully disputed by Buyer and Seller, respectively, in connection with the dispute resolution procedures described in this Section 1.06.

(d)  Each party shall provide the other party and its representatives with reasonable access to the business records and relevant personnel and properties during the preparation of the Closing Statement and the resolution of any disputes that may arise under Section 1.06.

(e)  In the event that the calculation of the final determination of the Closing Date Equity Value:

(i)  does not equal or exceed the Preliminary Purchase Price, then the Purchase Price will be adjusted as follows:  Following the final determination thereof, Buyer shall be entitled to receive from the Escrow Agent out of the Escrow Amount the amount of such deficiency (the “Equity Value Shortfall”), subject to and in accordance with the provisions of Section 1.06(f).  In the event that the amount of the Equity Value Shortfall is not fully funded by the Escrow Amount (such difference between the Equity Value Shortfall and Escrow Amount, the “Unfunded Equity Value Shortfall”), Seller shall pay the Unfunded Equity Value Shortfall to Buyer not later than ten (10) business days following such final determination, by delivery of (A) the certificate of Common Stock representing the Equity Consideration delivered at Closing for cancellation and re-issuance in accordance herewith, (B) cash by wire transfer in immediately available funds to the account or accounts designated by Buyer equal to (x) the difference between the Cash Consideration as determined utilizing the final determination of the Closing Date Equity Value and the Cash Consideration as determined utilizing the Preliminary Equity Value less (y) cash distributed to Buyer as part of the Escrow Amount from the Escrow Agent, and (C) the Note for cancellation and re-issuance in accordance herewith, and the Escrow Agent shall release to Buyer the entire Escrow Amount not later than concurrently with payment by Seller.  Upon receipt of the certificate of Common Stock identified above pursuant to Section 1.06(e)(i)(A), Buyer shall deliver a new certificate representing such number of shares of Common Stock equal to the Equity Consideration as determined utilizing the final determination of the Closing Date Equity Value.  Upon receipt of the Note pursuant to this Section 1.06(e)(i)(C), Buyer shall deliver a new Note with an aggregate principal amount equal to the Closing Unfunded Amount as determined utilizing the final determination of the Closing Date Equity Value.

(ii)  exceeds the Preliminary Purchase Price, then the Purchase Price will be adjusted as follows:  Following the final determination thereof, Seller shall be entitled to receive from Buyer the amount of such excess (the “Equity Value Excess”).  Buyer shall pay the Equity Value Excess to Seller not later than ten (10) business days following such final determination of the Closing Date Equity Value, by delivery of (A) such number of shares of Common Stock equal to (x) the difference between the Equity Consideration as determined utilizing the final determination of the Closing Date Equity Value and the Equity Consideration as determined using the Preliminary Equity Value, divided by (y) the Per-Share Final Price, (B) cash by wire transfer in immediately available funds to the account or accounts designated by Seller equal to the difference between the Cash Consideration as determined utilizing the Preliminary Equity Value and the Cash Consideration as determined utilizing the final determination of the Closing Date Equity Value, and (C) a Note for an aggregate principal amount equal to the balance of the Equity Value Excess, and the Escrow Agent shall release to Seller the entire Escrow Amount not later than concurrently with payment by Buyer.

(f)  In the event of an Unfunded Equity Value Shortfall, no later than five (5) days after the final determination of the Closing Date Equity Value, the Escrow Agent shall release to Buyer the entire Escrow Amount.  In the event an Equity Value Shortfall is funded by the Escrow Amount pursuant to Section 1.06(e)(i), the balance of the Escrow Amount, if any, shall be released to Seller concurrently with payment to Buyer pursuant to Section 1.06(e)(i).  Any distributions from the Escrow Amount by the Escrow Agent shall consist of shares of Common Stock, cash, and Note in the same ratio as the Consideration Ratio.  At the request of either Buyer or Seller, Seller shall return all earlier delivered Notes in its possession marked “replaced in full,” and, upon receipt of such earlier Notes, Buyer shall deliver to Seller an amended and restated Note for an aggregate principal amount equal to the Closing Unfunded Amount as determined utilizing the final determination of the Closing Date Equity Value.  Notwithstanding anything to the contrary herein or in any Note, Interest (as defined in the Note) shall start accruing as of the Closing Date on the entire Unfunded Closing Amount as determined utilizing the final determination of the Closing Date Equity Value regardless of when such Note was issued.

1.07  Cash in Lieu of Fractional Shares.  Notwithstanding anything herein to the contrary, no fraction of a whole share of Common Stock and  shall be issued in connection with any amounts payable by Buyer pursuant to Sections 1.03, 1.05 and 1.06 to Seller.  Seller shall receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Per-Share Final Price.

1.08  Withholding.  Buyer shall be entitled to deduct and withhold any amounts payable pursuant to this Agreement to any Person an amount not in excess of the amount it is required to deduct and withhold with respect to the payment of such consideration under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax or other Law.  To the extent that amounts are so withheld by or on behalf of Buyer, and timely paid to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

1.09  Purchase Price Allocations.  Attached as Schedule 1.09 is an allocation of the Purchase Price and liabilities of M2P2 Operations to the assets of M2P2 Operations as of August 14, 2010 for all purposes (including tax, financial accounting and other reporting purposes) (the “Purchase Price Allocation”).  Such Purchase Price Allocation, as adjusted pursuant to Section 1.06, shall be used by the parties for all purposes, including any Tax Returns (including amended returns and claims for refund) and other information reports.  Any adjustments to the Purchase Price pursuant to Section 1.06 shall be consistent with the Closing Date Balance Sheet.

ARTICLE II

DELIVERIES AT CLOSING

2.01  Closing Deliveries.  At Closing, the following shall occur:

(a)  The Seller shall have delivered to Buyer each of the following:

(i)  duly executed original of an assignment of membership interests (and other instruments of conveyance), in the form attached hereto as Exhibit D (the “Assignment of Membership Interest”), conveying all of Seller’s right, title and interest to the Securities to Buyer, free and clear of all Liens, except for those created by Buyer or applicable securities Laws;

(ii)  stock certificates evidencing the shares of Management;

(iii)  a fully executed copy of the Limited Liability Agreement for Seller (the “Seller Operating Agreement”);

(iv)  certified copies of the resolutions duly adopted by the board of managers (or equivalent governing body) of (A) Seller authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby, or (B) M2P2 authorizing the transfer of its Securities to Seller by its members immediately prior to the Closing;

(v)  the minute books, stock or equity records, corporate seal, copies of corporate organizational documents and other materials related to the corporate administration of each of the Companies and the Company Subsidiaries;

(vi)  the resignations of all members of the boards of managers or directors and all officers of the Companies identified by Buyer prior to the Closing;

(vii)  an original, duly executed by Seller and the Escrow Agent, of the Escrow Agreement; and

(viii)  an original, duly executed by Seller, of the Pledge Agreement.

(b)  The Parties have received: (i) the consents, approvals and waivers set forth on Schedule 2.01(b), and (ii) a letter from Hormel Foods Corporation (“Hormel”) (1) stating that to Hormel’s knowledge, no default currently exists under any Hog Procurement Agreements in effect as of the Closing Date between any Companies and Hormel (the “Hog Procurement Agreements”) and (2) attaching a schedule setting forth the Market Ledger Balance (as such term is defined in the Hog Procurement Agreements) under the Hog Procurement Agreements as of August 14, 2010.

(c)  Buyer shall have delivered each of the following to Seller or the Escrow Agent, as applicable:

(i)  to Seller, the Preliminary Purchase Price (less the Escrow Amount) as set forth in Section 1.03;

(ii)  to the Escrow Agent, the Escrow Amount as set forth in Section 1.05;

(iii)  to Seller, certified copies of the resolutions duly adopted by Buyer’s board of directors  authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereunder and thereunder;

(iv)  to Seller, a form of amendment to the M2P2 Operating Agreement (the “M2P2 Operating Agreement Amendment”), whereby M2P2 elects to have its membership interests treated as securities for purposes of Article 8 of the Uniform Commercial Code (as defined in the Pledge Agreement) to be duly authorized and executed immediately after the Closing;

(v)  to Seller, a form of certificate representing the Securities to be duly authorized, issued and executed immediately after the Closing (the “Certificate”);

(vi)  to Seller, an original, duly executed by Buyer and the Escrow Agent, of the Escrow Agreement;

(vii)  to Seller, an original, duly executed by Buyer, of the Note; and

(viii)  to Seller, an original, duly executed by Buyer, of the Pledge Agreement and the documents or certificates required under the Pledge Agreement, including pursuant to Section 2(c) of the Pledge Agreement.

(d)  Stewart Title Guaranty Company (the “Title Company”) shall issue (or shall be prepared and irrevocably and unconditionally committed to issue) to each Company as set forth on Exhibit F (with an effective date not earlier than the Closing Date), at M2P2’s expense prior to Closing (including the expense of providing extended coverage and the endorsements specified herein), the owner’s policy of title insurance in substantially the form attached hereto as Exhibits F (the “Title Policy”).

(e)  Buyer has received evidence reasonably satisfactory to Buyer of termination by a Company or a Company Subsidiaries of the Contracts set forth on Schedule 2.01(e).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedules attached hereto and delivered by Seller to Buyer on the date of this Agreement, Seller represents and warrants to Buyer as follows:

3.01  Organization and Power.  Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full limited liability company power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and perform its obligations hereunder and thereunder.

3.02  Execution and Delivery; Valid and Binding Agreement.  Seller has the requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereunder and thereunder.  The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which it is a party, when executed and delivered by the applicable counterparties thereto, will and the consummation of the transactions contemplated hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of Seller, and no other proceedings on Seller’s part are necessary to authorize the execution, delivery or performance of this Agreement and each of the Ancillary Agreements to which it is a party or any of the transactions contemplated hereunder or thereunder.  This Agreement, and each of the Ancillary Agreements to which Seller is a party, when executed and delivered by the applicable counterparties thereto, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.03  No Breach.  The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereunder and thereunder do not and will not, with or without the giving of notices, the lapse of time or both, (i) conflict with or violate any provision of the Seller Operating Agreement, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings referred to in Section 3.05, conflict with, or result in the breach of, or constitute a default under, or result in the termination, Lien, vesting, cancellation, modification or acceleration of any right or obligation of Seller under, or result in a loss of any benefit to which Seller is entitled under, any Contract or instrument binding upon Seller or to which the property of Seller is subject, (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings referred to in Section 3.05, violate or result in a breach of or constitute a default under any Law to which Seller is subject or under any Governmental Authorization, other than, in the case of clauses (ii) and (iii), any conflict, breach, default, termination, Lien, vesting, cancellation, modification, acceleration or loss that would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or M2P2 Operations.

3.04  Ownership.  Seller is the sole record owner of the Securities set forth on Schedule 3.04 and has good and valid title to such Securities.  On the Closing Date, Seller shall transfer to Buyer, and Buyer shall acquire, good and valid title to the Securities free and clear of all Liens, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than as created by Buyer or applicable federal and state securities Laws.  No Person (other than Seller) has any existing right, agreement, claim, option or privilege to purchase, sell, transfer, own, vote, acquire or dispose of any of the Securities.  The Business of M2P2 Operations is conducted exclusively through the Companies and the Company Subsidiaries and no other Affiliates of Seller.

3.05  Consents and Approvals.  Except as set forth on Schedule 3.05, Seller is not required to obtain any authorization, waiver, consent or approval of, or make any filing or registration with, or give any notice to, any Government Body (each, a “Governmental Authorization”) or to obtain any Governmental Authorization in connection with the execution, delivery and performance by Seller of this Agreement or each of the Ancillary Agreements to which it is a party or any of the transactions contemplated hereunder or thereunder, other than any authorization, waiver, consent, approval, filing, registration, notice or Governmental Authorization, the failure of which to obtain, make or give would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on M2P2 Operations.

3.06  Investment Purpose.  Seller is acquiring the Equity Consideration to hold for the account of its members, not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or state securities or “blue sky” Law, or with any present intention of distributing or selling such Equity Consideration in violation of any such Law, except after the Equity Consideration is no longer subject to the Lock-Up Period, it will distribute such Common Stock in accordance with the Seller Operating Agreement.  Seller acknowledges that the shares constituting the Equity Consideration are not registered under the Securities Act or any other applicable Law, and that such shares may not be transferred, sold or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to Laws of other jurisdictions as applicable.

3.07  Finders’ Fees.  Except as may have been entered into by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller, the Companies or any of their respective Affiliates who would be entitled to any fee or commission from Seller or M2P2 Operations in connection with this Agreement, any of the Ancillary Agreements or the transactions contemplated hereunder and thereunder.

3.08  Litigation.  There is no Litigation pending and served or threatened in writing or, to Seller’s Knowledge, pending and not served or otherwise threatened against or affecting Seller at Law, in equity or before or by any Governmental Body, which, if determined adversely, individually or in the aggregate, would materially impair Seller’s ability to perform any of its obligations under this Agreement or consummate the transactions contemplated hereby, would challenge the validity or enforceability of this Agreement or seek to enjoin or prohibit consummation or seek other material equitable relief with respect to the transactions contemplated by this Agreement or that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or M2P2 Operations.

3.09  Organization, Qualification, Capitalization, etc. of the Companies and the Company Subsidiaries.

(a)  Other than AF JV's equity interest in AFIP, Schedule 3.09 lists each Subsidiary owned by any Company, whether direct or indirect, and the Persons owning such equity interests and the percentage of the outstanding equity interests so owned.  Each of the Companies and the Company Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so organized, existing and in good standing, to have such power and authority or to be so qualified would not, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect on M2P2 Operations.

(b)  All issued and outstanding equity interests of each Company (other than M2P2) and Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party right, and have been offered, sold and issued by such Company or Company Subsidiary, as applicable, in compliance with applicable securities and corporate Laws and such Company or Company Subsidiary’s organizational documents, as applicable.  All issued and outstanding equity interests of M2P2 are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party right, free and clear of all Liens (other than applicable federal and state securities Laws), and have been offered, sold and issued by M2P2 in compliance with applicable securities and corporate Laws and the M2P2 Operating Agreement.  Except as set forth in the M2P2 Operating Agreement, there is no option, warrant, call, subscription, convertible security, right (including preemptive rights) or Contract of any character to which any Company or Company Subsidiary, as applicable, is a party or by which it is bound obligating any such Company or Company Subsidiary, as applicable, to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any equity interest of such Company or Company Subsidiary, as applicable, or obligating such Company or Company Subsidiary, as applicable, to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract.  For purposes of this Agreement, the term “Contract” means a contract, agreement, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

(c)  M2P2 beneficially owns all of the issued and outstanding shares of capital stock or equity interests, as the case may be, of M2P2 Land, General Operations, MGM, TS Finishing, NY Finishing, Management, and AF JV.  The Company set forth next to each Company Subsidiary on Schedule 3.09 owns all of the issued and outstanding equity interests of such Company Subsidiary.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Companies.  Except as set forth in the M2P2 Operating Agreement, under applicable securities Laws or as set forth on Schedule 3.09, there are no registration rights agreements, no voting trusts, proxies or other agreements and no restrictions on transfer, with respect to any capital stock or units of any Company or Company Subsidiary.  Except for AFIP and as set forth on Schedule 3.09, no Company or Company Subsidiary owns any interest in any corporation, general or limited partnership, limited liability company, joint venture, estate, trust or other association other than the Subsidiaries identified on Schedule 3.09, and the Business of M2P2 Operations is conducted exclusively through the Companies and the Company Subsidiaries.

3.10  Financial Statements.

(a)  Schedule 3.10(a) attached hereto consists of:  (i) unaudited consolidated and combined balance sheets of the M2P2 Operations (the “Latest Balance Sheet”) as of August 14, 2010 (the “Latest Balance Sheet Date”) and the related unaudited statement of income and cash flows for such period; and (ii) the audited consolidated balance sheets of the M2P2 Operations and related consolidated statements of income and cash flows of the M2P2 Operations for the fiscal years ended December 31, 2009 (the “Audited Financials”), December 31, 2008 and December 31, 2007 (all such financial statements referred to in (i) and (ii), the “Financial Statements”).  Except as set forth on the attached Schedule 3.10(a) and to Seller's Knowledge, the Financial Statements are consistent with the books and records of M2P2 Operations and present fairly in all material respects the financial condition, results of operations and cash flows of the Companies and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein and have been prepared in accordance with GAAP, consistently applied (subject in the case of the unaudited financial statements to (i) the absence of footnote disclosures and other presentation items, (ii) changes resulting from year-end adjustments and (iii) not being in conformity with FIN 48).

(b)  M2P2 Operations (i) to Seller's Knowledge, keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Companies and the Company Subsidiaries, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects, including, but not limited to internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To Seller’s knowledge, (i) there are no material weaknesses or significant deficiencies (as such terms are defined in Regulation S-X) in M2P2 Operations’ internal controls likely to adversely affect M2P2 Operations’ ability to record, process, summarize and report financial information (ii) there has not been any fraud, whether or not material, that involves management or other employees of M2P2 Operations who have a significant role in M2P2 Operations’ internal controls over financial reporting.

ARTICLE IV

INTENTIONALLY OMITTED

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the disclosure schedules attached hereto and delivered by Buyer to Seller on the date of this Agreement, Buyer represents and warrants to Seller as follows:

5.01  Organization and Power.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, with full power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and perform its obligations hereunder and thereunder.

5.02  Authorization; Valid and Binding Agreement.  Buyer has the requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereunder and thereunder.  The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereunder and thereunder have been duly and validly authorized by all requisite action on the part of Buyer, and no other proceedings on Buyer’s part are necessary to authorize the execution, delivery or performance of this Agreement and each of the Ancillary Agreements to which it is a party or any of the transactions contemplated hereunder or thereunder.  This Agreement and each of the Ancillary Agreements to which Buyer is a party, when executed and delivered by the applicable counterparties thereto, will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

5.03  No Breach.  Buyer is not subject to or obligated, to the extent applicable, under its articles of incorporation, its bylaws or applicable governing documents, any applicable Law, or any material agreement or instrument, or any license, franchise or permit, or any order, writ, injunction or decree, which would be breached or violated in any material respect by its execution, delivery or performance of this Agreement other than any breaches or violations that, individually or in the aggregate, would not materially impair or materially delay Buyer’s ability to perform any of its obligations under this Agreement or consummate the transactions contemplated hereby.

5.04  Consents, etc.  Buyer is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby, and no consent, approval or authorization of any Governmental Body or other Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such notices, reports or other filings, consents, approvals or authorizations the failure of which to make or obtain, would not, individually or in the aggregate, materially impair Buyer’s ability to perform any of its obligations under this Agreement or consummate the transactions contemplated hereby.

5.05  Litigation.  There is no Litigation pending and served or threatened in writing or, to Buyer’s knowledge, pending and not served or otherwise threatened against Buyer at Law or in equity, or before or by any Governmental Body, which, if determined adversely, individually or in the aggregate, would materially impair Buyer’s ability to perform any of its obligations under this Agreement or consummate the transactions contemplated hereby, would challenge the validity or enforceability of this Agreement or seek to enjoin or prohibit consummation or seek other material equitable relief with respect to the transactions contemplated by this Agreement.

5.06  Brokerage.  There are no claims for and no broker, investment banker, financial advisor or other Person entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or any of its Affiliates for which Seller or any of its Affiliates (other than the Companies or any of the Company Subsidiaries after the Closing) could be liable.

5.07  Investment Representation.  Buyer is acquiring the Securities for its own account with the intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws.  Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Securities.  Buyer acknowledges that the Securities have not been registered under the Securities Act or any state or foreign securities Laws and that the Securities may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Securities are registered under any applicable state or foreign securities Laws or sold pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws.

5.08  AS IS SALE.  BUYER UNDERSTANDS THAT EXCEPT AS SET FORTH IN ARTICLE III, THE SALE OF THE SECURITIES AND THE BUSINESS HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING THE TITLE TO REAL PROPERTY OR THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING SUCH PROPERTY).  BUYER ACKNOWLEDGES THAT, PRIOR TO THE CLOSING DATE, BUYER HAS EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH IN BUYER’S JUDGMENT BEAR UPON M2P2 OPERATIONS, THE BUSINESS AND ITS VALUE AND SUITABILITY FOR BUYER’S PURPOSES.  THIS SECTION 5.08 SHALL SURVIVE THE CLOSING.

5.09  Public Company Status; Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Buyer received any notification that the SEC is contemplating terminating such registration.  Buyer has not, in the 12 months preceding the Execution Date, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that Buyer is not in compliance with the listing or maintenance requirements of such trading market.  Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

5.10  SEC Reports.  Buyer has filed all required SEC Reports for the two years preceding the Execution Date on a timely basis.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Buyer’s financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Buyer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.11  Offer of Securities.  Assuming the accuracy of Seller’s representations and warranties set forth in Section 3.06, the offer, sale and issuance by Buyer of the Equity Consideration to Seller is exempt from registration under the Securities Act.  The offer, sale and issuance by Buyer of the Equity Consideration do not contravene the rules and regulations of the Trading Market.

ARTICLE VI

INTENTIONALLY OMITTED

ARTICLE VII

COVENANTS

7.01  Tax Matters.

(a)  Seller shall prepare or cause to be prepared any income Tax Returns for the period on or before the Closing Date.  Seller shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing, and Seller  shall make any revisions to such Tax Returns as may be reasonably requested by Buyer and necessary to comply with applicable Laws.

(b)  Following the Closing, Seller shall indemnify the Buyer Indemnified Party and hold them harmless from and against without duplication, any Claim or Indemnifiable Loss, regarding any income Taxes (or the non-payment thereof) of any member of M2P2 or of Management for all taxable periods ending on or before the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local or foreign Law.

7.02  Employees; Employee Benefits.

(a)  From and after the Closing Date, Buyer shall cause the Companies and its respective Company Subsidiary to comply in all material respects with the terms of all legally binding employment, severance, termination, consulting, retirement and other compensation and benefit plans, arrangements and agreements to which the Companies or any Company Subsidiary is a party and which are disclosed on Schedule 7.02, as such plans, arrangements and agreements are in effect on the date hereof.  Immediately after the Closing Date, Buyer shall cause the Companies and its respective Company Subsidiary to provide their employees who were employed with the Companies or its respective Company Subsidiary as of the Closing Date with wages, bonus opportunities and employee benefits that are no less favorable in the aggregate to the wages, bonus opportunities and employee benefits in effect in the aggregate for such Persons as of the Closing Date (excluding any equity based compensation and excluding any defined benefit pension and retiree medical benefits).  Nothing in this Section 7.02 is intended to represent a guarantee of employment or otherwise restrict the authority of the Company or any of its Subsidiaries to terminate the employment of any of their employees or, subject to the express provisions set forth in this Section 7.02, terminate or modify any individual Plan, subject to applicable Law.

(b)  After the date hereof, the Buyer and the Companies shall cooperate in good faith to determine whether to, effective as of the Closing, maintain or terminate any and all Plans intended to include a Code Section 401(k) arrangement (each a “401(k) Plan”), provided that the Companies shall not be required, without their consent, to terminate any of their 401(k) Plans.  If requested by Buyer in writing at least three days prior to the Closing, Seller shall cause there to be adopted immediately, prior to Closing, resolutions terminating any Company Plan intended to be a cash or deferred arrangement under Code Section 401(k).  If any such plan is terminated, Buyer shall take all steps reasonably necessary or appropriate so that, as soon as practicable following the Closing Date, participants in any such plan are permitted to take a distribution or (if then employed by Buyer or an affiliate of Buyer) to roll over their benefits under that plan to one or more defined contribution plans sponsored by Buyer or its Affiliates.

(c)  With respect to any employee benefit plans in which any employees of the Companies or its respective Company Subsidiary participate on or after the Closing, Buyer shall cause the Companies and its respective Company Subsidiary to:  (a) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees, except to the extent such pre existing conditions, exclusions or waiting periods applied under the similar plan in effect immediately prior to the Closing; (b) provide each such employee with credit for any co payments and deductibles paid (to the same extent such credit was given for the year under the similar plan in effect immediately prior to the Closing) in satisfying any applicable deductible or out of pocket requirements; and (c) recognize all continuous service of the Company’s and each of its Company Subsidiary’s employees with the Companies or any of its respective Company Subsidiary (including continuous service with an entity that was previously acquired by any Company), as applicable, for all purposes (including for purposes of eligibility to participate, vesting credit and entitlement to benefits, but excluding benefit accrual under a defined benefit pension plan) under any employee benefit plan in which such employees may be eligible to participate after the Closing; provided that the foregoing shall not apply to the extent it would result in a duplication of benefits.  This Section 7.02 is intended solely for the benefit of the parties to this Agreement and, except as expressly set forth in Section 12.14, no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement, and nothing herein shall be construed as an amendment to any Plan or other employee benefit plan for any purpose.

(d)  In the event that any Person who is an employee of any Company immediately prior to the Closing (an “Affected Employee”) is discharged by Buyer or any Company after the Closing, then Buyer shall be responsible for severance costs, if any, for such Affected Employee.  Buyer shall be responsible and assume all liability for all notices or payments due to any Affected Employees, and all notices, payments, fines or assessments due to any governmental authority, under any applicable Law with respect to the employment, discharge or layoff of employees by any Company after the Closing, including but not limited to, the WARN Act and any rules or regulations as have been issued in connection with the foregoing.

(e)  Buyer agrees that, upon the Closing, each Affected Employee shall be immediately eligible to participate, without any waiting time, in a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the calendar year during which the Closing Date occurs, with any applicable expenses already incurred during the portion of the year preceding the Closing Date under the applicable group health plans of the Companies.

(f)  Seller and Buyer shall provide each other with such documents, employee data and other information as may be reasonably required to carry out the provisions of this Section 7.02.

7.03  Litigation Support.  In the event and for so long as Buyer or M2P2 Operations or Seller is actively contesting or defending against any Litigation in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction existing or occurring on or prior to the Closing Date involving the Company or any Company Subsidiary, Seller and Buyer will provide each other reasonable cooperation, including testimony, if necessary, in the contest or defense, all at the sole cost and expense of the requesting party (unless and to the extent such requesting party is entitled to indemnification therefor under Article X).

7.04  Access to Books and Records.  From and after the Closing, Buyer shall cause each Company and Company Subsidiary to provide Seller and its authorized representatives with reasonable access (for the purpose of examining and copying at Seller’s expense), during normal business hours, to the personnel, books and records of the Companies and the Company Subsidiaries with respect to periods or occurrences prior to the Closing Date in connection with any matter, whether or not relating to or arising out of this Agreement or the transactions contemplated hereby.  Unless otherwise consented to in writing by the other party, neither Buyer nor Seller shall, and Buyer shall not permit any Company or Company Subsidiary to, for a period of seven years following the Closing Date, destroy, alter or otherwise dispose of any books and records of any Company or Company Subsidiary, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to the other party and offering to surrender to the other party such books and records or such portions thereof.

7.05  Director and Officer Liability Insurance.  At the Closing, M2P2 shall (at M2P2’s sole cost and expense prior to the Closing and shall be reflected as a reduction in Equity Value as of the Pricing Date) obtain, maintain and fully pay for irrevocable “tail” insurance policies naming the directors and officers of M2P2 Operations as direct beneficiaries with a claims period of at least six years from the Closing Date from an insurance carrier with the same or better credit rating as M2P2’s current insurance carrier with respect to directors’ liability insurance in an amount and scope at least as favorable to the directors and officers of M2P2 Operations as their existing policies with respect to matters existing or occurring at or prior to the Closing Date.  Buyer shall not, or shall cause or allow any of the Companies or Company Subsidiaries to cancel or change such insurance policies in any respect.

7.06  Lock-Up.  Seller will not, without Buyer’s prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Seller, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (other than a registration statement relating to employee benefit plans of the Company) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Equity Consideration, or publicly announce an intention to effect any such transaction, for a period ending on the eighteen (18) month anniversary of the Closing Date (the “Lock-Up Period”), other than transfers of shares of Common Stock or Common Stock equivalents as distribution to members of Seller or a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of members of Seller and immediate family members of such member, provided that each transferee of shares of Common Stock or Common Stock equivalents expressly agrees to be bound by this Section 7.06.  Notwithstanding the foregoing, one-third of the number shares of Common Stock subject to this Section 7.06, on each six (6) month anniversary of the Closing Date, shall be released from the restriction contained in this Section 7.06 and no longer subject to the Lock-Up Period.  Buyer and Seller acknowledge that it is the intention of Seller to distribute shares of Common Stock released from the restrictions contained in this Section 7.06 to its members and, accordingly, Buyer agrees to cooperate with Seller to register such shares of Common Stock in the name of such member upon request by Seller.  Buyer will, in its sole discretion, have the ability to waive or terminate the restrictions contained in this Section 7.06.

7.07  Board Representation.  The board of directors of Buyer, at a duly convened meeting of directors, will take all necessary action to increase the size of the board of directors of Buyer by one and concurrently with the Closing, in accordance with Buyer’s policies and procedures and consistent with the Laws to which Buyer is subject, the board of directors of Buyer shall offer such vacancy on the board of directors to John Stadler, who can accept or refuse such vacancy in his sole and absolute discretion.  If John Stadler refuses such vacancy, Buyer shall fill such vacancy at its sole and absolute discretion.

7.08  Reporting Status and Trading Market.  For a period of two (2) years following the Closing Date Buyer shall use commercially reasonable efforts to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, and to comply in all respects with is reporting and filing obligations under the Exchange Act.

7.09  Availability of Public Information.  For a period of two (2) years following the Closing Date, Buyer shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Buyer after the Execution Date pursuant to the Exchange Act.  Upon the request of Seller, Buyer shall deliver to Seller a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  For a period of two (2) years following the Closing Date, if Buyer is not required to file reports pursuant to such Laws, it will prepare and furnish to Seller or its members and make publicly available in accordance with Rule 144 promulgated under the Securities Act (“Rule 144”) such information as is required for such Persons to sell shares of Common Stock under Rule 144.

7.10  Reservation of Shares of Common Stock.  Buyer shall take all action necessary to at all times have authorized and reserved for issuance after the Closing Date the number of shares of Common Stock as may be required to fulfill its obligations pursuant to Section 1.06(e)(ii).

7.11  No Integration.  Buyer shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer, sale or issuance of the Equity Consideration in a manner that would require the registration under the Securities Act of the offer, sale or issuance of the Equity Consideration to Seller or that would be integrated with the offer, sale or issuance of the Equity Consideration for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.12  Holding Period.  Buyer acknowledges that Seller is not an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) of Buyer as of the Execution Date and that, based on current securities Laws, a Person who is not an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) that acquires from Seller shares of Common Stock constituting the Equity Consideration may tack onto such Person’s holding period Seller’s holding period of such shares of Common Stock.  Buyer agrees not to take a position contrary to this Section 7.13.

7.13  Pledge of Securities.  Subject to Section 7.06, Buyer acknowledges and agrees that the shares of Common Stock constituting the Equity Consideration may be pledged by Seller or a future holder thereof in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by such shares of Common Stock.  The pledge of such shares of Common Stock shall not be deemed to be a transfer, sale or assignment of such shares of Common Stock.  Buyer hereby agrees to execute and deliver such documentation as a pledgee of such shares of Common Stock may reasonably request in connection with a pledge of such shares of Common Stock to such pledgee.  Notwithstanding any of the foregoing, any future holder who would be subject to any of Buyer’s policies and procedures may pledge such Common Stock only to the extent permitted by such policies and procedures.

7.14  Delivery of Amendment to M2P2 Operating Agreement and Certificate.  Buyer shall deliver to Seller immediately after the Closing the M2P2 Operating Agreement Amendment and the Certificate.

ARTICLE VIII

INTENTIONALLY OMITTED

ARTICLE IX

ADDITIONAL COVENANTS AND AGREEMENTS

9.01  Survival.  The representations and warranties contained in Article III shall survive for their applicable statutes of limitation.  The other agreements and covenants set forth in this Agreement shall survive in accordance with the terms thereof and, if no period is designated, their applicable statutes of limitation.

9.02  Further Assurances.  From time to time, as and when requested by any party hereto and at such requesting party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

ARTICLE X

INDEMNIFICATION

10.01  Seller’s Indemnification of Buyer.  Seller agrees to indemnify, defend and hold harmless Buyer and its Subsidiaries (including, following the Closing, the Companies and their respective Subsidiaries) and their respective shareholders, directors, officers, employees, or agents (collectively, the “Buyer Indemnified Parties” and each individually a “Buyer Indemnified Party”) from and against any and all claims, demands or suits (each by any Person), losses, liabilities, damages, obligations, taxes, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto (collectively, “Claims”) and reasonable attorneys’ fees and reasonable disbursements in connection therewith) (each, an “Indemnifiable Loss”), asserted against or suffered by one or more Buyer Indemnified Parties relating to, resulting from or arising out of (i) any breach of any covenant or agreement of Seller contained in this Agreement, or any certificate or other document furnished or to be furnished to Buyer in connection with the transactions contemplated by this Agreement, (ii) any breach of the representations and warranties set forth in Article III, as qualified by the disclosure schedules delivered by Seller to Buyer hereunder, and (iii) any indemnification obligations pursuant to Section 7.01(b).

10.02  Buyer’s Indemnification of Seller.  Buyer shall indemnify, defend and hold harmless Seller, its respective directors, officers, members, employees, or agents (collectively, the “Seller Indemnified Parties” and each individually a “Seller Indemnified Party”) from and against any and all Claims and Indemnifiable Losses asserted against or suffered by one or more Seller Indemnified Parties relating to, resulting from, or arising out of (i) any breach of any covenant or agreement of Buyer contained in this Agreement, or any other document furnished or to be furnished to Seller in connection with the transactions contemplated by this Agreement, (ii) any breach of representations and warranties of Buyer under Article V, and (iii) the operations and ownership of M2P2 Operations following the Closing.

10.03  Calculation of Loss.  In calculating any Indemnifiable Loss, the parties shall make appropriate adjustments for the net effect of tax consequences and insurance coverage in determining Indemnifiable Losses for purposes of this Section 10.04.

10.04  Maximum and Minimum Exposure.  The maximum exposure of Seller for Claims and Indemnifiable Losses under this Agreement to the Buyer Indemnified Parties shall not exceed the Purchase Price in the aggregate (the “Cap”) and Seller shall have no duty to indemnify Buyer for any Claim or Indemnifiable Loss that is less than Ten Thousand Dollars ($10,000.00) in the aggregate (the “Basket”); provided that the foregoing limitations shall not apply to Claims for indemnification to the extent such Claim is based upon (i) a breach of any of the representations set forth in Section 3.07, (ii) any breach of any covenant or agreement of Seller set forth in Section 7.01(b), or (iii) any obligations relating to the payment of any of the Purchase Price.  For all other Claims, once such Claim and Indemnifiable Losses exceed the Basket, Seller shall be liable for the total Claim and Indemnifiable Loss (including the Basket).  Buyer’s maximum exposure for Indemnifiable Losses under this Agreement to one or more of the Seller Indemnified Parties shall not exceed the Cap and Buyer shall have no duty to indemnify Buyer for any Claim or Indemnifiable Loss until all Claims and Indemnifiable Losses exceed the Basket (once the Basket is reached Buyer shall indemnify for the total Claim and Indemnifiable Loss, including the Basket); provided that the foregoing limitations shall not apply to Claims based upon Buyer’s obligations relating to the Note or the Pledge Agreement or payment of any of the Purchase Price.

10.05  Set-Off.  Buyer is hereby irrevocably authorized to and agrees it shall first set off against, reduce or otherwise appropriate any amounts payable to Seller (or any assignee of Seller) under the Note and any other payments or other amounts which may be owing from Buyer to Seller (or any assignee of Seller) from time-to-time, whether pursuant to this Agreement, the Note, or any of the documents furnished or to be furnished in connection with the transactions contemplated by the Agreement or otherwise and whether such payments or other amounts are then due and payable for any Claims or Indemnified Loss which Seller is required to indemnify a Buyer Indemnified Party pursuant to this Article X other than obligations of Seller pursuant to Article I.

10.06  Notice of Claims.  If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a “Third Party Claim”) with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than fifteen (15) calendar days after the Indemnitee’s receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been, may be or is likely to be sustained by the Indemnitee.

10.07  Notice to Other Party.  If within twenty (20) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim and the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if (i) the Indemnifying Party fails to take reasonable steps necessary, in the Indemnitee’s reasonable determination, to defend diligently such Third Party Claim within twenty-five (25) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, (ii) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnitee or other Indemnitees that are not available to the Indemnifying Party, or (iii) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the Indemnitee and the Indemnifying Party may have different, conflicting, or adverse legal positions or interests, the Indemnitee may assume its own defense, and the Indemnifying Party shall be liable for all reasonable expenses thereof.  Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.  If (x) a firm offer is made to settle a Third Party Claim (a) without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder, (b) which does not, to the extent that the Indemnitee may have any liability with respect to such Third Party Claim, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release of the Indemnitee of all liability in respect of such Third Party Claim, (c) which includes any statement as to or an admission of fact, culpability or a failure to act, by or on behalf of the Indemnitee, or (d) in any manner that involves any injunctive relief against the Indemnitee or may materially or adversely affect the Indemnitee and (y) the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect.  If the Indemnitee fails to consent to such firm offer within twenty (20) calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice.  Notwithstanding the foregoing sentence, the Indemnitee shall have the right to pay, compromise, or settle any Third Party Claim at any time, provided that in such event the Indemnitee shall waive any right to indemnity hereunder unless the Indemnitee shall have first sought the consent of the Indemnifying Party in writing to such payment, settlement or compromise and such consent was unreasonably withheld or delayed, in which event no claim for indemnity therefore hereunder shall be waived.

The parties shall cooperate in the defense of the Third Party Claim.  The Indemnitee shall make available to the Indemnifying Party or its representatives all records and other materials in its possession reasonably required for use in contesting any Third Party Claim (subject to such confidentiality provisions as the Indemnitee may reasonably require) and shall furnish such testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith.  If requested by the Indemnifying Party, the Indemnitee shall cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the claim or demand, or any cross-complaint against any Person.  The Indemnifying Party shall reimburse the Indemnitee for any expenses incurred by Indemnitee in cooperating with or acting at the request of the Indemnifying Party.

The party defending the Third Party Claim shall (A) consult with the other party  throughout the pendency of the Third Party Claim regarding the investigation, defense, settlement, compromise, trial, appeal or other resolution thereof; and (B) afford the other party the opportunity, by notice, to participate and be associated in the defense of the Third Party Claim through counsel chosen by such other party, at its own expense, in the defense of any Third Party Claim as to which a party has elected to conduct and control the defense thereof.

10.08  Direct Claim.  Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than twenty five (25) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim.  If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim.  If the Indemnifying Party rejects such claim, the Indemnitee shall be free to seek enforcement of its rights to indemnification under this Agreement.

10.09  Reduction of Indemnity.  If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate then in effect of the Escrow Agent, or any successor thereto, shall promptly be repaid by the Indemnitee to the Indemnifying Party.  Upon making any indemnity payment, the Indemnifying Party shall, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subjected in right of payment to the Indemnitee’s rights against such third party.  Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.  Nothing in this Section 10.10 shall be construed to require any party hereto to obtain or maintain any insurance coverage.

10.10  Exclusive Remedy.  Except as otherwise set forth in the Note and Pledge Agreement and Section 12.16, the provisions set forth in this Article X are the exclusive remedies of Seller and Buyer arising out of or in connection with this Agreement and the Ancillary Agreements, and shall be in lieu of any rights under contract, tort, equity or otherwise (other than claims based on Fraud or intentional breach of this Agreement).

10.11  Failure of Notice.  A failure to give timely notice as provided in this Article X shall not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

ARTICLE XI

DEFINITIONS

11.01  Definitions.  For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

 “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“AFIP” means AgFeed International Protein Corp., a British Virgin Islands company.

“Ancillary Agreements” means the Assignment of Membership Interest, the Note, the Pledge Agreement, and the Escrow Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Subsidiaries” means any Subsidiary of the Companies identified on Schedule 3.09.  The parties agree that for purposes of this Agreement it does not include AFIP.

“Confidentiality Agreement” means the Confidentiality Agreement, dated June 23, 2010, between M2P2 and Buyer.

 “Consideration Ratio” means the ratio between the Equity Consideration, the Cash Consideration and the Closing Unfunded Amount.

“Contract” means a contract, agreement, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement.

“Equity Value” means the equity value of Seller in M2P2 calculated as of a specific date, in the manner consistent with, according to, and as provided in the notes to the Illustrative Balance Sheet.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud” means either (a) an intentional, knowing or willful (as opposed to negligent, reckless, or wanton) concealment of, or failure to disclose, a material fact or (b) an intentional, knowing or willful (as opposed to negligent, reckless or wanton) misrepresentation of a material fact which, in the case of either clause (a) or (b) of this definition, is made with the knowledge or intent that Buyer would rely on the misrepresentation or another statement made misleading by the concealment of or failure to disclose such material fact, but only if Buyer had no knowledge of the material fact concealed or undisclosed or, in the case of a misrepresentation, Buyer relied on the misrepresentation.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with the Company’s past practice.

“Governmental Body” means any federal, state, local, municipal, foreign or other government or quasi-governmental authority, regulatory body or any department, agency, commission, board, subdivision, bureau, agency, instrumentality, court, arbitral body, commission or other tribunal of any of the foregoing.

“Illustrative Balance Sheet” means the unaudited balance sheet of M2P2 Operations as of August 14, 2010 attached hereto as Exhibit E.

“Indemnitee” means a Person entitle to receive indemnification under this Agreement.

“Indemnifying Party” means a Person required to provide indemnification under this Agreement.

“Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Body having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including all of the terms and provisions of the common law of such Governmental Body), as interpreted and enforced at the time in question.

“Liens” means any lien, mortgage, security interest, pledge, deposit, encumbrance, or other similar restriction.

“Litigation”  means any judicial or administrative action, claim, suit, investigation, hearing, demand or proceeding by or before any Governmental Body.

“Material Adverse Effect” means a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, or results of operation of such entity taken as a whole; provided, however, that a “Material Adverse Effect” shall not be deemed to include any effects arising out of, relating to, or resulting from (i) acts of terrorism, armed hostilities or war, (ii) changes in GAAP or regulatory accounting requirements, (iii) changes in Laws of general applicability to companies in the industries in which such entity operates, (iv) the impact of the merger on relationships with customers or employees, (v) the public disclosure of this agreement or the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (vi) actions or omissions taken with the prior written consent of Buyer or expressly required by the agreement, or (vii) any event that prevents or materially delays, or would be reasonably expected to prevent or materially delay, consummation of the transactions contemplated by the Agreement or the performance by such entity of any of its material obligations under the Agreement, except, with respect to clauses (i), (ii), and (iii), to the extent (and only to the extent) that the effects of such change are disproportionately adverse to the business, condition (financial or otherwise), assets, liabilities, results of operation or prospects of such entity, taken as a whole, as compared to others in the industry in which such entity operates.

“M2P2 Operating Agreement” means the Operating Agreement, dated January 1, 2003, of M2P2, as further amended, modified or supplemented.

“Per-Share Final Price” means the Twenty Day VWAP as of the Closing Date.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means any “pension plans” (as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), any “welfare plans” (as defined under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) or any other deferred compensation, severance, change in control, bonus, equity-based or other employee benefit plan, program or arrangement, in each case, with respect to which any Company or Company Subsidiary participates, makes contributions or has or could reasonably be expected to have, any liability.

“Pricing Date” means midnight on the Saturday immediately prior to the Closing.

“Real Property” means the leased or owned real property of the Companies or the Company Subsidiaries.

“SEC Reports” means, with respect to Buyer, collectively, the reports required to be filed by Buyer under the Securities Act and/or the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two (2) years preceding the Execution Date (or such shorter period as Buyer was required by Law to file such material).

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller’s Knowledge” means the actual knowledge of John Stadler, Glenn McClelland, Clay Marshall, Nick McCulley, Mark McCulley, Craig Martin, Bill Wilson, Brian Melody, Ben Haberl, Terry Vogel and Cliff Jones.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.  Unless the context requires otherwise, each reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of the Company.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

“Trading Market” means the primary market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Twenty Day VWAP” means, as of a particular date, the volume weighted average closing price of the Common Stock on the Trading Market for the twenty (20) trading days immediately prior to, but excluding, such date.

11.02  Other Capitalized Terms.  The following terms shall have the meanings specified in the indicated section of this Agreement:

Term	Reference	Term	Reference
401(k) Plan	7.02(b)	Execution Date	Preamble
Accounting Arbitrator	1.06(c)	General Operations	Recitals
AF JV	Recitals	Governmental Authorization	3.05
Affected Employee	7.03(c)	Hog Procurement Agreements	2.01(b)
Agreement	Preamble	Hormel	2.01(b)
Assignment of Membership Interest	2.01(a)(i)	Indemnifiable Loss	10.01
Basket	10.04	Indemnifying Party	10.03
Business	Recitals	Indemnitee	10.03
Buyer	Preamble	Lock-Up Period	7.06
Buyer Indemnified Party(ies)	10.01	M2P2	Recitals
Cap	10.04	M2P2 Land	Recitals
Cash Consideration	1.03	M2P2 Operating Agreement Amendment	2.01(c)(iv)
Certificate	2.01(c)(v)	M2P2 Operations	Recitals
Claims	10.01	Management	Recitals
Closing	1.04	MGM	Recitals
Closing Date	1.04	Note	1.03
Closing Date Balance Sheet	1.06(a)	NY Finishing	Recitals
Closing Date Equity Value	1.06(a)	Pledge Agreement	1.03
Closing Funded Amount	1.03	Preliminary Equity Value	1.05(a)
Closing Statement	1.06(a)	Preliminary Purchase Price	1.05(a)
Closing Statement Dispute	1.06(b)	Purchase Price	1.03
Closing Statement Review Period	1.06(b)	Purchase Price Allocation	1.09
Closing Unfunded Amount	1.03	SEC	5.10
Common Stock	1.03	Securities	Recitals
Company(ies)	Recitals	Seller	Preamble
Contract	310(b)
Direct Claim	10.08	Seller Indemnified Party(ies)	10.02
Equity Consideration	1.03	Seller Operating Agreement	2.01(a)(ii)
Equity Value	1.03	Third Party Claim	10.06
Equity Value Excess	1.06(e)(ii)	Title Company	2.01(d)
Equity Value Shortfall	1.06(e)(i)	Title Policy	2.01(d)
Escrow Agent	1.05(b)	TS Finishing	Recitals
Escrow Agreement	1.05(b)	Unfunded Equity Value Shortfall	1.06(e)(i)
Escrow Amount	1.05(b)

11.03  Other Definitional Provisions.

 (a)  All references in this Agreement to Exhibits, disclosure schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, disclosure schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

 (b)  Exhibits and disclosure schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

 (c)  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Article,” “this Section” and” this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur.  The word “or” is exclusive, and the word “including” (in its various forms) means including without limitation.

 (d)  All references to “$”and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

 (e)  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

 (f)  References to “written” or “in writing” include in electronic form.

ARTICLE XII

MISCELLANEOUS

12.01  Press Releases and Communications.  Prior to the Closing, no press release or public announcement related to this Agreement or the transactions contemplated herein, any other announcement or communication to the employees, clients or suppliers of the Company, shall be issued or made by any party hereto without the joint approval of Buyer and Seller, unless required by Law (in the reasonable opinion of counsel) in which case Buyer and Seller shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication; provided, however, that the foregoing shall not restrict or prohibit Seller from making any announcement to its employees, customers and other business relations following consultation with Buyer to the extent Seller reasonably determines in good faith that such announcement is necessary or advisable.

12.02  Expenses.  Except as otherwise expressly provided herein, Buyer and Seller shall each pay their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).  Any Seller expense may be paid by M2P2 Operations provided such expense is reflected on M2P2’s balance sheet prior to the Closing as a reduction in Equity Value as of the Pricing Date.

12.03  Prevailing Party.  In the event of a dispute between any of the parties hereto with respect to obligations under this Agreement, the prevailing party in any action or proceeding in any court or arbitration in connection therewith shall be entitled to recover from such other party its costs and expenses, including reasonable legal fees and associated court costs.

12.04  Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a business day then the next business day) transmitted via telecopy (or other electronic or facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

Notices to Buyer:

AgFeed Industries, Inc.
Suite A1001-1002, Tower 16
Hengmao International Center
Nanchang City, Jiangxi Province  330003
People’s Republic of China
Attention:  Dr. Songyan Li
Facsimile:  + (86) 791-6669090

with a copy (which shall not constitute notice) to:

AgFeed Industries, Inc.
c/o AgFeed International Protein Technology Corp.
100 Bluegrass Commons Blvd.
Suite 310
Hendersonville, Tennessee 37075
Attn:  Gerard Daignault
Facsimile:  (866) 226-7617

and:

Stevens & Lee, P.C.
1818 Market Street
29th Floor
Philadelphia, Pennsylvania 19103
Facsimile:  (215) 851-0214
Attn:      William W. Uchimoto
Sunjeet S. Gill

Notices to Seller:

Dave Johnson
775 Ridge Lake Boulevard
Suite 450
Memphis, Tennessee  38120
Facsimile:  (901) 766-8157

with a copy (which shall not constitute notice) to:

Kansas City Sausage Company
8001 Northwest & 106th Street
Kansas City, Missouri  64153
Facsimile:  (816) 891-9602
Attn:      Justin Hanlon

and:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street
Suite 2200
Denver, Colorado  80202
Facsimile:  (303) 223-0992
Attn:       Elizabeth D. Paulsen

12.05  Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.  Notwithstanding the foregoing, after the Closing, Buyer may assign this Agreement to any Subsidiary or Affiliate of Buyer or to any lender to Buyer or any Subsidiary or Affiliate thereof, provided that no assignment to any such Subsidiary or lender shall in any way affect Buyer’s obligations or liabilities under this Agreement.

12.06  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.

12.07  No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.  The disclosure schedules attached to this Agreement have been arranged for purposes of convenience in separately titled sections corresponding to sections of this Agreement; provided, however, that each section of the disclosure schedules shall be deemed to incorporate by reference all information disclosed in any other section of the disclosure schedules to which such disclosure is readily apparent.  Capitalized terms used in the disclosure schedules and not otherwise defined therein have the meanings given to them in this Agreement.  The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the disclosure schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the disclosure schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any disclosure schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement.  The information contained in this Agreement and in the disclosure schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract).

12.08  Amendment and Waiver.  Any provision of this Agreement or the disclosure schedules or Exhibits hereto may be amended in a writing signed by Buyer, the Company and Seller or waived in a writing signed by the party or parties against whom the waiver is effective.  No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

12.09  Complete Agreement.  This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

12.10  Counterparts.  This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

12.11  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions leading to this Agreement or contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof.

12.12  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE TRANSACTIONS LEADING TO THIS AGREEMENT OR CONTEMPLATED HEREBY, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER OR RELATED IN ANY WAY TO THE FOREGOING MAY ONLY BE INSTITUTED IN ANY STATE OR FEDERAL COURTS SITTING IN OR FOR THE STATE OF DELAWARE, NEW CASTLE COUNTY, AND EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING.  SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON BUYER OR SELLER BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 12.04.  THE CONSENT TO JURISDICTION SET FORTH IN THIS SECTION 12.12 SHALL NOT CONSTITUTE A GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE AND SHALL HAVE NO EFFECT EXCEPT AS PROVIDED IN THIS SECTION 12.12.

12.13  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.14.

12.14  No Third Party Beneficiaries.  No Person other than the parties, the Buyer Indemnified Parties, and the Seller Indemnified Parties shall have any rights, remedies, obligations or benefits under any provision of this Agreement, except for the directors and officers of the Companies and its Subsidiaries solely with respect to Section 7.05.

12.15  Conflict Between Transaction Documents.  The parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

12.16  Specific Performance.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement identified below in this Section 12.16 (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions.  It is accordingly agreed that Buyer shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Seller or the Companies and its Subsidiaries and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.  Following the Closing, Seller shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement by Buyer and to enforce specifically the terms and provisions hereof.  Subject to this Section 12.16, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the party seeking the injunction, specific performance and other equitable relief has an adequate remedy of Law.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SELLER:

AF SELLCO, LLC

By:	/s/ Glenn McClelland
Name: Glenn McClelland
Title: Authorized Signatory

BUYER:

AGFEED INDUSTRIES, INC.

By:	/s/ Gerard Daignault
Name: Gerard Daignault
Title: Chief Operating Officer

Exhibit A

FORM OF PROMISSORY NOTE

$[_______________]	September 13, 2010

FOR VALUE RECEIVED, and intending to be legally bound, AGFEED INDUSTRIES, INC., a Nevada corporation (“Buyer”), promises to pay to the order of AF SELLCO, LLC, a Delaware limited liability company (“Seller”), the principal sum of [_______________] Dollars ($[_______________]), with interest thereon, as provided herein.

1.  Principal and Interest.

(a)  Unless sooner accelerated pursuant to Section 8 hereof, and subject to any restrictions and limitations stated herein, the principal balance of this Promissory Note (this “Note”) shall be due and payable in forty (40) successive quarterly payments commencing on December 31, 2010 in accordance with Schedule A attached hereto.

(b)  Simple interest shall accrue on the unpaid principal balance of this Note at the fixed annual rate of eight percent (8.0%).  Accrued interest shall be payable quarterly, simultaneously with the payment of the installments of principal required to be made pursuant to Section 1(a).

2.  Maximum Legal Rate.  Buyer shall not be obligated to pay, and Seller shall not collect, interest at a rate in excess of the maximum permitted by law or the maximum that will not subject Seller to any civil or criminal penalties.  If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Buyer is required, under the provisions of this Note or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made.  If the amount to be so applied to the reduction of the unpaid principal balance exceeds the amount of the unpaid principal balance, the amount of such excess shall be refunded by Seller to Buyer.

3.  Prepayment.  This Note may be prepaid in whole or in part, at any time, and from time to time, without premium or penalty; provided, however, that each partial prepayment hereon shall be in an amount of no less than One-Hundred Thousand Dollars ($100,000.00).  Each prepayment hereon shall be applied first to interest and then to principal in the inverse order of maturity and shall not postpone or reduce any regularly scheduled payment of principal or interest.

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4.  Acquisition.  This Note is one of the “Notes” identified and defined in Section 1.03 of the Membership Purchase Agreement dated as of September 13, 2010 (the “Purchase Agreement”) between Buyer and Seller, and evidences a portion of the purchase price payable by Buyer to Seller in consideration for the sale and transfer by Seller to Buyer of all of the issued and outstanding equity interests of M2 P2, LLC, a Delaware limited liability company (“M2P2”), owned by Seller.  Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to such terms in the Purchase Agreement.

5.  Pledge Agreement.  This Note is secured by a Pledge Agreement dated as of the Execution Date (the “Pledge Agreement”) executed by Buyer in favor of Seller pursuant to which Buyer has pledged to Seller, and granted to Seller a first-priority lien on, and security interest in, all of the issued and outstanding equity interest of M2P2 (the “Collateral”).

6.  Additional Covenants of Buyer.  Until such time as the entire principal amount, subject to any restrictions and limitations stated herein, of, and all accrued, unpaid interest on, this Note shall have been irrevocably paid in full, Buyer will, and will cause M2P2 to, observe the following covenants unless Seller shall otherwise consent in advance and in writing:

(a)  None of the Companies or the Company Subsidiaries will, nor will Buyer cause or permit any of the Companies or the Company Subsidiaries to, create, incur, assume, or suffer or permit to exist any additional Indebtedness (as defined below), except:

(i)  Indebtedness to suppliers and other trade creditors of the Companies and the Company Subsidiaries incurred in the ordinary course of business;

(ii)  Indebtedness to Farm Credit Services of America, PCA and Farm Credit Services of America, FLCA (the “Lenders”) or any bank or other commercial or institutional lender who may provide financing to the Companies or the Company Subsidiaries from time-to-time, provided, however, that the maximum amount of such Indebtedness may not exceed 120% of the Indebtedness of M2P2 Operations existing or available as of the Execution Date under the Credit Agreement dated as of June 7, 2006 by and between the Lenders and M2 P2, TS Finishing, LLC, New York Finishing, LLC, Pork Technologies, LLC, New Colony Farms, LLC, Heritage Farms, LLC, Heritage Land, LLC, Genetics Operating, LLC, M2P2 Facilities, LLC, MGM, LLC, M2P2 General Operations, LLC, New Colony Land Company, LLC and M2P2 AF JV, LLC, as amended, supplemented, restated or modified from time to time (the “Credit Agreement”); and

(iii)  Indebtedness of the Companies and the Company Subsidiaries in existence as of the date hereof.

(iv)  For purposes of this Note, “Indebtedness” means, with respect to any Person, any and all obligations of such Person (1) for borrowed money, (2) evidenced by notes, bonds, debentures or similar instruments, (3) under or relating to letters of credit (including any obligation to reimburse the letter of credit issuer with respect to amounts drawn on such instruments), (4) for the deferred purchase price of goods or services (other than trade payables or accruals incurred and paid in the ordinary course of business), (5) under capital leases, (6) with respect to bank overdrafts or otherwise reflected as negative cash in financial statements of such Person, (7) for deferred compensation, (8) to pay any accrued dividends or dividends that have otherwise been declared and not yet paid, and (ix) in the nature of guarantees of the obligations described in clauses (i) through (viii) above of any other Person.

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(b)  Buyer shall use commercially reasonable efforts to maintain all of the assets of M2P2 Operations that are material or necessary to the operation of its business in their condition as of the Execution Date, ordinary wear and tear excepted.

(c)  Buyer shall not make, nor shall it allow, any sale, assignment, lease, transfer or other disposition of any part of the business or assets of the Companies and the Company Subsidiaries (each, a “Disposition”), except (i) in the ordinary course of business of the Company and its subsidiaries, as applicable, (ii) conveyance of obsolete assets or assets with a de minimis value, or (iii) the Companies or the Company Subsidiaries may make a Disposition so long as the then greater of the current fair market or book value (as determined by GAAP) of the remaining assets of the M2P2 Operations is in excess of two hundred percent (200%) of the outstanding amount due on this Note at the time of such Disposition.

(d)  Buyer shall maintain the Collateral free and clear of any Lien except (i) the Lien contemplated by the Pledge Agreement, and (ii) any restrictions contained in the Credit Agreement (the "Credit Agreement Restrictions") or any restrictions identical to the Credit Agreement Restrictions under any Indebtedness permitted by Section 6(a)(ii)). .

(e)  Buyer shall maintain, or cause to be maintained, in full force and effect at all times adequate insurance coverage as is customary in the business of M2P2 Operations.

(f)  Buyer shall (i) maintain, or cause to be maintained, its existence and the existence of M2P2 and all of M2P2's respective right and privileges necessary in the normal course of business, (ii) conduct M2P2's business in an orderly, efficient and regular manner and (iii) maintain, or cause to be maintained, in good standing at all times all of the authorizations, licenses, permits and certifications necessary to carry on the business of the Companies and the Company Subsidiaries as it is now being conducted as of the Execution Date, except where the failure to have such authorizations, licenses, permits and certifications would not, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect on M2P2 Operations.

(g)  Buyer cause to be kept, complete and accurate books and records with respect to the business and financial condition of the Companies and the Company Subsidiaries, in accordance with GAAP.  Buyer will permit any employee, attorney, accountant or other agent of Seller, at Seller's sole cost and expense, to audit, review, make extracts from and copy any of such books and records at any time during ordinary business hours, and to discuss the affairs of the Companies and the Company Subsidiaries with any of Seller's managers.

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(h)  Buyer shall cause M2P2 Operations to comply with the requirements of all applicable Laws, the noncompliance with which would materially and adversely affect the business or financial condition of the Companies or the Company Subsidiaries or the ability of Buyer to fullfill its obligations under this Note, the Pledge Agreement, or any other documents securing this Note, or to consummate the transactions contemplated by the Purchase Agreement or any Ancillary Agreements.

(i)  None of the Companies and the Company Subsidiaries will, nor will Buyer cause or permit any Company or Company Subsidiary to, consolidate with or merge into any other entity whereby such Company or Company Subsidiary is not the surviving entity, or permit any other entity to merge into it that would result in a violation of any other provision of this Section when looking at the merged or consolidated entity; provided, however, any Company or Company Subsidiary can merge with another Company or Company Subsidiary.

(j)  In order to permit Seller to file a financing statement covering such Collateral or perfect the security interest granted by the Pledge Agreement, Buyer shall notify Seller at least five (5) business days prior to (i) any move of its chief executive office or principal place of business or (ii) any change in its name or jurisdiction of organization.

(k)  Buyer shall not allow the M2P2 Operating Agreement to be amended to opt out of Article 8 of the Uniform Commercial Code.

(l)  Buyer shall not allow the addition of any new members in M2P2.

7.  Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)  except as permitted by Section 12 hereof, any failure by Buyer to pay any amount as and when due under this Note or the Purchase Agreement;

(b)  any failure by Buyer to perform or observe any of its obligations under this Note, in each case within fifteen (15) days after written notice from Seller;

(c)  any material breach by Buyer of any of its material covenants or agreements contained in the Purchase Agreement or the Pledge Agreement, in each case within fifteen (15) days after written notice from Seller;

(d)  the entry of a decree or order for relief with respect to Buyer in an involuntary case under the federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, trustee, custodian (or similar official) of or for Buyer or ordering the winding up or liquidation of its affairs which is not promptly contested and released or discharged within ninety (90) days;

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(e)  the commencement by Buyer of a voluntary case under the federal bankruptcy law, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Buyer to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of or for Buyer or for any substantial part of its property, or the making by Buyer of any assignment for the benefit of creditors, or the insolvency or the failure of Buyer generally to pay its debts as such debt become due, or the taking of action by Buyer in furtherance of any of the foregoing;

(f)  the acceleration of M2P2’s obligations under the Credit Agreement or any other document or instrument evidencing or governing indebtedness in excess of $2,000,000 in original principal amount;

(g)  if any attachment, trustee process, lien, execution, levy, injunction or receivership issued or made against all or substantially all of the assets of M2P2 is not removed within ninety (90) days;

(h)  any material provision of this Note (including, without limitation, Section 7 hereof) or the Pledge Agreement shall at any time for any reason cease to be a valid and binding obligation of Buyer or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Buyer; or

(i)  the occurrence of any “Event of Default” under and as defined in the Pledge Agreement.

8.  Remedies.  Upon the occurrence of any Event of Default, all obligations evidenced by this Note shall be immediately and automatically due and payable and Seller may exercise all of Seller’s rights, privileges and remedies under applicable law, this Note, or the Pledge Agreement, all of which remedies shall be cumulative and not alternative.

9.  Benefit.  This Note shall bind Buyer and its successors and permitted assigns, and shall inure to the benefit of Seller and its successors, and assigns.  Buyer will, upon receipt of written notice from Seller, pay all future principal or interest payments or other sums due under this Note to any person to whom Seller directs Buyer to make such payments pursuant to such written notice.  Buyer shall not assign, delegate or otherwise transfer any of its duties, liabilities or obligations hereunder without the prior written consent of Seller.

10.  Validity.  The invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provision of this Note, which shall remain in full force and effect.

11.  Governing Law.  This Note is made pursuant to, and shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard its rules or laws relating to the conflict of laws.

12.  Set-Off.  Buyer is expressly authorized to set-off against, reduce and appropriate any payment payable pursuant to this Note only as provided in Section [10.05] of the Purchase Agreement.  Any future holder of this Note shall be subject to each and every provision hereof including, without limitation, this Section 12.

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13.  Captions; Gender; Certain Terms.  All section headings contained herein are for convenience of reference only and are not intended to be used in any respect in the construction or interpretation of this Note.  The terms “hereof”, “herein”, “hereunder”, and similar terms shall refer to this Note as a whole.  The term “person,” as used in this Note, means an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, any Governmental Body (as such term is defined in the Purchase Agreement), or any association or other legal entity.  All references in this Note to “Sections” shall be deemed to refer to the provisions of this Note.

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IN WITNESS WHEREOF, and intending to be legally bound, Buyer has duly executed and delivered this Note as of the date first shown above.

AGFEED INDUSTRIES, INC.

By
Name: Gerard Daignault
Title: Chief Operating Officer

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Schedule A

Exhibit B

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), made as of the 13th day of September, 2010, by and between AF SELLCO, LLC, a Delaware limited liability company (“Pledgee”), and AGFEED INDUSTRIES, INC., a Nevada corporation (“Pledgor”).

Reference is made to that certain Membership Purchase Agreement dated the date hereof (the “Purchase Agreement”) by and between Pledgee and Pledgor.  Capitalized terms used herein and not defined herein shall have the meaning given to such terms under the Purchase Agreement.

BACKGROUND

A.  Pursuant to the terms and conditions set forth in the Purchase Agreement, Pledgor purchased all of the outstanding equity interests (the “Securities”) of M2 P2, LLC, a Delaware limited liability company (the “Company”), from Pledgee in consideration of Pledgor’s payment to Pledgee of the Purchase Price.

B.  The Purchase Agreement provides, among other things, that a portion of the Purchase Price for the Securities will be paid by Pledgor to Pledgee by Pledgor’s execution and delivery to Pledgee of a Promissory Note dated as of the date hereof payable to the order of Pledgee in an original principal amount equal to the Closing Unfunded Amount (as modified or amended from time-to-time, the “Note”).

C.  In connection with the transactions contemplated by the Purchase Agreement and the Note, Pledgor has agreed, under and subject to the terms and conditions of this Agreement, to pledge to Pledgee, and to grant to Pledgee a perfected first-priority lien on and security interest in, all of the Securities as collateral security for Pledgor’s obligations under the Note.

AGREEMENT

NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, covenant and agree as follows:

1.  Definitions.

(a)  “Agreement” shall mean this Pledge Agreement, as modified or amended from time-to-time.

(b)  “Company” shall have the meaning set forth in Paragraph A of the Background provisions of this Agreement.

(c)  “Credit Agreement” shall have the meaning set forth in Section 3(d) of this Agreement;

(d)  “Event of Default” shall mean an Event of Default as defined in the Note.

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(e)  “Note” shall have the meaning set forth in Paragraph B of the Background provisions of this Agreement.

(f)  “Obligations” shall mean all of the liabilities and obligations of Pledgor to Pledgee under the Note or this Agreement, whether now or hereafter created or existing.

(g)  “Pledged Company Interests” shall mean all of the Securities, together with all certificates, options, rights, or other distributions issued as an addition to, in substitution or in exchange for, or on account of any such Securities.

(h)  “Pledgee” shall have the meaning set forth in the introductory Paragraph of this Agreement.

(i)  “Pledgor” shall have the meaning set forth in the introductory Paragraph of this Agreement.

(j)  “Securities” shall have the meaning set forth in Paragraph A of the Background provisions of this Agreement.

(k)  “Purchase Agreement” shall have the meaning set forth in the introductory Paragraph of this Agreement.

(l)  “Uniform Commercial Code” shall mean the Uniform Commercial Code, as in effect on the date hereof in the State of Delaware, as the same may be modified, amended, revised, supplemented and restated from time-to-time.

2.  Pledge and Grant of Security Interest.

(a)  As security for the prompt satisfaction of the Obligations, Pledgor hereby pledges to Pledgee, and grants to Pledgee a perfected first-priority lien on and security interest in, the Pledged Company Interests.

(b)  If Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Company Interests, any:

(i)  certificate, including, without limitation, any certificate representing dividends or interest on the Pledged Company Interests, or representing a distribution in respect of any of the Pledged Company Interests, or resulting from a spin-off, a split-off, a revision, a reclassification, a merger, a consolidation, a sale of assets, or other like change of any Pledged Company Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Company Interests;

(ii)  dividend or distribution payable in property, including securities issued by other than Pledgee; or

(iii)  dividends or distributions of any sort;

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then: Pledgor shall, subject to the provisions of Section 2(e) of this Agreement, accept the same as Pledgee’s agent, in trust for Pledgee, and shall deliver them forthwith to Pledgee in the exact form received with, as applicable, Pledgor’s endorsement when necessary, or appropriate assignments in blank, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Company Interests.

(c)  Pledgor herewith delivers the Pledged Company Interests to Pledgee represented by certificates duly endorsed in blank, or accompanied by appropriate stock powers duly endorsed in blank and notarized by a notary public, and Pledgee hereby acknowledges receipt thereof.

(d)  Upon written notice to Pledgor of an Event of Default, Pledgee, at its option, may have any or all of the Pledged Company Interests registered in its name or the name of its nominee, and Pledgor hereby acknowledges that, upon such written notice, Pledgee may, in its sole discretion, effect such registration.  Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Company Interests shall have been registered in the name of Pledgee or its nominee, Pledgee or its nominee shall have, with respect to the Pledged Company Interests, the right to exercise all voting rights (if any) as to all of the Pledged Company Interests and all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if Pledgee or its nominee were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Company Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment of Pledgee, or upon the exercise by Pledgee or its nominee of any right, privilege, or option pertaining to any of the Pledged Company Interests and, in connection therewith, to deliver any of the Pledged Company Interests to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee or its nominee may determine, all without liability except to account for property actually received by Pledgee or its nominee; but neither Pledgee nor its nominee, as appropriate, shall have any duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(e)  Unless an Event of Default shall have occurred, Pledgor shall be entitled to receive for Pledgor’s own use all cash distributions, if any, paid on, or otherwise in respect of, the Pledged Company Interests.  Upon the occurrence of an Event of Default and after written notice to Pledgor, Pledgee may require any such cash dividends to be delivered to Pledgee as additional security hereunder or applied toward the satisfaction of the Obligations.

(f)  Upon the occurrence of an Event of Default, and at any time thereafter, Pledgee shall have and may exercise with reference to the Pledged Company Interests any or all of the rights and remedies of a secured party (i) under the Uniform Commercial Code, (ii) under any other applicable law, or (iii) under this Agreement, including, without limitation, and without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), the right to immediately realize upon the Pledged Company Interests or any part thereof and the right to sell or otherwise dispose of and deliver the Pledged Company Interests or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any other location, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Company Interests purchase the shares constituting the Pledged Company Interests for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Company Interests free of any right or equity of redemption in favor of Pledgor, which right or equity is hereby expressly waived and released.

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(g)  The proceeds of any such disposition or other action by Pledgee pursuant to Section 2(f) hereof shall be applied as follows:

(i)  first, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Company Interests or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses;

(ii)  second, to the satisfaction of the Obligations;

(iii)  third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9608(a) of the Uniform Commercial Code); and

(iv)  fourth, to Pledgor to the extent of any surplus proceeds.

(h)  The Company need not give more than five (5) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby deems reasonable.

(i)  If an Event of Default shall have occurred, Pledgee shall not be required to marshal any present or future security for, or guarantees of, the Note or to resort to any such security or guarantee in any particular order and Pledgor waives, to the fullest extent that Pledgor lawfully can, any right Pledgor might have to require Pledgee to pursue any particular remedy before proceeding against Pledgor or the Pledged Company Interests.

3.  Representations and Warranties.  Pledgor represents and warrants to Pledgee that:

(a)  Pledgor has, and has duly exercised, all requisite power and authority to enter into this Agreement, to pledge the Pledged Company Interests for the purposes described in Section 2(a) hereof, and to carry out the transactions contemplated by this Agreement;

(b)  Pledgor is the legal and beneficial owner of all of the Pledged Company Interests;

(c)  The Pledged Company Interests constitute all of the issued and outstanding equity interests of the Company owned by Pledgor;

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(d)  All of the Pledged Company Interests are owned by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, restriction or security interest in such Pledged Company Interests or the proceeds thereof, except for the pledge and security interest granted hereunder and the restrictions imposed by the Credit Agreement dated as of June 7, 2006 by and between (i) Farm Credit Services of America, PCA and Farm Credit Services of America, FLCA, and (ii) the Company, TS Finishing, LLC, New York Finishing, LLC, Pork Technologies, LLC, New Colony Farms, LLC, Heritage Farms, LLC, Heritage Land, LLC, Genetics Operating, LLC, M2P2 Facilities, LLC, MGM, LLC, M2P2 General Operations, LLC, New Colony Land Company, LLC and M2P2 AF JV, LLC (as amended, supplemented, restated or modified from time-to-time, the “Credit Agreement”);

(e)  The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Pledgor or any of Pledgor’s property; and

(f)  Upon delivery of the Pledged Company Interests to Pledgee or its agent, subject to the restrictions imposed by the Credit Agreement, this Agreement shall create a valid first priority lien upon and perfected security interest in the Pledged Company Interests and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Company Interests.

4.  Covenants.

(a)  Pledgor hereby covenants that, until all of the Obligations have been irrevocably satisfied in full, Pledgor will not sell, convey, or otherwise dispose of any of the Pledged Company Interests or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Company Interests or the proceeds thereof, other than that created hereby or the restrictions contemplated by the Credit Agreement.

(b)  Pledgor warrants and will, at Pledgor’s own expense, defend Pledgee’s right, title, special property and security interest in and to the Pledged Company Interests against the claims of any person, firm, corporation or other entity.

5.  Certain Sales.  Pledgor recognizes:  (a) that Pledgee may not be able to effect a public sale of any or all Pledged Company Interests (by reason of prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or by reason of the restrictions imposed by the Credit Agreement or otherwise), but may have to resort to private sales to a restricted group of purchasers that can only lawfully acquire such securities for their own account for investment and not with a view to distribution or resale, (b) that such sale may not reflect the best price obtainable in a public market for securities, (c) that such private sales shall be deemed to have been made in a commercially reasonable manner, and (d) that Pledgee has no obligation to delay sale of any Pledged Company Interests in order to register it for public sale under the Securities Act of 1933, as amended, except as otherwise provided by applicable law.

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6.  Additional Rights.  Notwithstanding the foregoing, Pledgor acknowledges and agrees that Pledgee may, in addition to any other right provided hereunder or under applicable law, sell the Pledged Company Interests at one or more private sales to a restricted group of purchasers agreeing to hold the Pledged Company Interests for their own account for investment and not with a view to distribution or resale.

7.  Public Sales. Pledgor further agrees that if Pledgee either sells the Pledged Company Interests in the usual manner on any recognized market therefor, or sells the Pledged Company Interests at the price current in such market at the time of the sale, or if Pledgee has otherwise sold the Pledged Company Interests in conformity with practices among dealers in securities, whether in one or more public or private sales, Pledgee shall be conclusively presumed to have sold the Pledged Company Interests in a commercially reasonable manner, and shall have no liability to Pledgor on account of such sale or sales.

8.  Notices.  Pledgor will promptly deliver to Pledgee all written notices, and will promptly give Pledgee written notice of any other notices, received by Pledgor with respect to Pledged Company Interests.  All notices to be given under this Agreement shall be in writing and delivered to the parties at their respective addresses set forth in Section 12.04 of the Purchase Agreement or such other address as the parties may designate from time-to-time, in writing.

9.  Additional Documentation. Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Company Interests in form satisfactory to Pledgee.  Until receipt of such proxies, upon the occurrence of an Event of Default, this Agreement shall constitute Pledgor’s proxy to Pledgee or its nominee to vote all shares of Pledged Company Interests then registered in Pledgor’s name.

10.  Termination.  Upon the irrevocable satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of Pledgee as provided herein, this Agreement shall terminate and Pledgee shall deliver to Pledgor, at Pledgor’s expense, such of the Pledged Company Interests as shall not have been sold or otherwise applied pursuant to this Agreement.

11.  No Liability.  Beyond the exercise of reasonable care to assure the safe custody of the Pledged Company Interests while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Company Interests upon surrendering it or tendering surrender of it to Pledgor.

12.  No Waiver.  No course of dealing between Pledgor and Pledgee, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Pledgee hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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13.  Rights and Remedies Cumulative.  The rights and remedies provided herein and in the Note and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Note are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

14.  Severability; Invalidity.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

15.  Immunity; Submission to Jurisdiction.  Pledgor hereby irrevocably and unconditionally waives any right to claim immunity in respect of Pledgor or any of the Pledged Company Interests, including immunity from jurisdiction, immunity from attachment prior to judgment, immunity from attachment in aid of execution of judgment, and immunity from execution of judgment, all in respect of any legal suit, action or proceeding arising out of or relating to this Agreement.  In addition, Pledgor agrees that any such suit, action or proceeding will be instituted solely in the courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, and irrevocably submits to the exclusive jurisdiction and venue of any such court for any such purpose and waives any objection that any such court is an inconvenient forum.

16.  Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

17.  Choice of Law.  This Agreement shall be construed in accordance with the law of the State of Delaware without regard to principles of conflict of laws and is intended to take effect as an instrument under seal.

18.  Construction.  Whenever the context hereof requires, the singular shall mean the plural, the plural shall mean the singular, the masculine gender shall mean the neuter gender or the feminine gender or the neuter gender shall mean the masculine gender or the feminine gender.

Remainder of Page Intentionally Left Blank

Signature Page Follows

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19.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Either party to this Agreement may deliver an executed counterpart hereof by facsimile transmission or electronic mail (as a portable document format (PDF) file) to the other party hereto, and any such delivery shall have the same force and effect as the manual delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

AF SELLCO, LLC

By
Name: Glenn McClelland
Title: Authorized Representative

AGFEED INDUSTRIES, INC.

By
Name: Gerard Daignault
Title: Chief Operating Officer

8

Exhibit C

FORM OF ESCROW AGREEMENT
(Basic Three Party Escrow)

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of September 13, 2010, by and among AF Sellco, LLC, a Delaware limited liability company (“Seller”), AgFeed Industries, Inc., a Nevada corporation (“Buyer,” and together with Seller, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, the Parties have entered into a Membership Purchase Agreement dated as of the date hereof (the “Purchase Agreement”).

WHEREAS, pursuant to the terms of the Purchase Agreement, the Parties have agreed to deposit in escrow certain funds and other property and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.           Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.           Fund.  Buyer shall deposit with the Escrow Agent (a) the sum of $[________] by wire transfer and $[________] by check (collectively, the “Escrowed Cash”), (b) a stock certificate representing [________] shares of common stock of Buyer, par value $0.001 per share (the “Escrowed Stock”), and (c) a promissory note from Buyer to Seller in the principal amount of $[________] (the “Escrowed Note” and together with the Escrowed Cash and the Escrowed Stock, the “Escrow Deposit”).  The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrowed Cash and the proceeds thereof (the “Fund”) as directed in Section 3.

3.           Investment of Fund.  During the term of this Agreement, the Fund shall be invested in a Money Market Deposit Account (“MMDA”) or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed by the Parties and as shall be acceptable to the Escrow Agent.  MMDA have rates of compensation that may vary from time to time based upon market conditions.  Instructions to make any other investment (“Alternative Investment”), must be in a writing signed by both Parties and shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction.  The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Fund.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.

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4.           Disposition and Termination.  The Escrow Deposit shall be disbursed as follows:

(a)  Upon written confirmation substantially in the form of Exhibit A signed by representatives of Seller and Buyer, respectively, to Seller if the Closing Date Equity Value (as defined in the Purchase Agreement) equals or exceeds the Preliminary Purchase Price (as defined in the Purchase Agreement).

(b)  Upon written confirmation substantially in the form of Exhibit B signed by representatives of Seller and Buyer, respectively, to Buyer and possibly Seller, if the Closing Date Equity Value does not equal to or exceed the Preliminary Purchase Price.  The Parties agree that the Escrow Agent is not responsible for reviewing the Purchase Agreement or investigating the matters set forth in Exhibit A or Exhibit B.

(c)  Upon delivery of the Escrow Deposit by the Escrow Agent pursuant to this Section 4, this Agreement shall terminate, subject to the provisions of Section 8(b).

(d)  Seller acknowledges and agrees that: (i) Seller shall not be entitled to payment by Buyer or the Escrow Agent of any interest, earnings or other income on or in respect of the Funds other than the Escrowed Cash to be disbursed to Seller pursuant to Sections 4(a) and 4(b); and (ii) in no event shall Buyer have any liability or obligation of any nature whatsoever to pay any interest or other fees or amounts to Seller on account of or with respect to any of the Escrow Deposit.  In addition, Seller (A) acknowledges that Buyer intends to comply with such federal, state and local tax information reporting and withholding requirements as Buyer determines are applicable to the Funds and any interest, earnings or other income on or in respect thereof paid to Seller, and (B) agrees to file its tax returns consistent with such information reporting and withholding absent manifest error of applicable law or fact.

5.           Escrow Agent.  (a)  The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement and any agreements entered into in connection therewith (collectively, the “Underlying Agreements”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any Underlying  Agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of any Underlying Agreements, even though reference thereto may be made in this Agreement.  In the event of any conflict between the terms and provisions of this Agreement, those of any Underlying Agreements, any schedule or exhibit attached to the Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due to it or the Fund, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

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(b)  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.           Succession.  (a)   The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8(b).  In accordance with Section 8(b), the Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement.

(b)  Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7.           Compensation and Reimbursement.  The Parties agree jointly and severally (a) to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. The obligations contained in this Section 7 shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.  Buyer and Seller each agree to pay 50% of the Annual Administration Fee set forth on Schedule 2 upon execution of this Agreement.

8.           Indemnity.  The Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment)(collectively “Losses”) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such Indemnitee, or (ii) its following any instructions or directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The indemnity obligations set forth in this Section 8(a) shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

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9.           Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)  Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)  Certification and Tax Reporting.  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. All interest or other income earned under this Agreement shall be allocated to Buyer and/or Seller, as set forth in Exhibit A or Exhibit B, as applicable, and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by Buyer and/or Seller, as set forth in Exhibit A or Exhibit B, as applicable.  Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.  The Parties hereby represent to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority. All accrued interest shall be paid to Seller in accordance with Exhibit A upon disbursement of the Escrow Deposit pursuant to Section 4(a).  All accrued interest shall be paid to Buyer and/or Seller in accordance with Exhibit B upon disbursement of the Escrow Deposit pursuant to Section 4(b).

10.         Notices.  All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile;
(b) by overnight courier; or
(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Seller	Dave Johnson
775 Ridge Lake Boulevard
Suite 450
Memphis, Tennessee 38120
Fax No.: (901) 766-8157

with a copy (which shall not constitute notice) to:

Kansas City Sausage Company
8001 Northwest & 106th Street
Kansas City, Missouri 64153
Fax No.: (816) 891-9602
Attn: Justin Hanlon

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and:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street
Suite 2200
Denver, Colorado 80202
Fax No.:
Email: epaulsen@bhfs.com
Attn: Elizabeth D. Paulsen

If to Buyer	AgFeed Industries, Inc.
Suite A1001-1002, Tower 16
Hengmao International Center
Nanchang City, Jiangxi Province 330003
People’s Republic of China
Attention: Dr. Songyan Li
Fax No.: + (86) 791-6669090

with a copy (which shall not constitute notice) to:

AgFeed Industries, Inc.
c/o AgFeed International Protein Technology Corp.
100 Bluegrass Commons Blvd.
Suite 310
Hendersonville, Tennessee 37075
Attn: Gerard Daignault
Fax No.: (866) 226-7617

and:

Stevens & Lee, P.C.
1818 Market Street
29th Floor
Philadelphia, Pennsylvania 19103
Fax No.: (215) 851-0214
Attn: William W. Uchimoto
Sunjeet S. Gill
Email: wwu@stevenslee.com
ssg@stevenslee.com

If to the Escrow Agent	JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South
Houston, Texas 77002
Attn: Lori Knight, Escrow Services
Fax No.: 713-216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

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11.         Security Procedures.  Notwithstanding anything to the contrary as set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 4, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Fund, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(a)  In the event funds transfer instructions are so received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Seller or Buyer’s executive officers, (“Executive Officers”), as the case may be, , as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Seller or Buyer to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

(b)  Seller acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Seller under this Agreement without a verifying call-back as set forth in Section 11(a) above:

Seller’s Bank account information:

Buyer acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Buyer under this Agreement without a verifying call-back as set forth in Section 11(a) above:

Buyer’s Bank account information:

(c)  The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

12.         Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

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13.         Miscellaneous.  Except for changes to funds transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other Parties.  This Agreement shall be governed by and construed under the laws of the State of Delaware.  Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity.  The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission, and such facsimile or other electronic transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Except as expressly provided in Section 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SELLER

By:

Name:

Title:

BUYER

By:

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:

Name:

Title:

8

Exhibit A
Form of Release Notice

[DATE]

JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South
Houston, Texas  77002
Attn: Lori Knight, Escrow Services
Fax No.: 713-216-6927

RE:
Escrow Agreement dated as of September 13, 2010 (the “Escrow Agreement”) by and among AF Sellco, LLC, a Delaware limited liability company (“Seller”), AgFeed Industries, Inc., a Nevada corporation (“Buyer”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Escrow Agreement.

Dear [insert name]:

The Parties have determined pursuant to the terms of the Purchase Agreement that the Closing Date Equity Value equals to or exceeds the Preliminary Purchase Price (as defined in the Purchase Agreement).  As a result, pursuant to Section 4(a) of the Escrow Agreement, Seller and Buyer hereby instruct you (i) to pay the Escrowed Cash and all accrued interest to Seller in accordance with the wire instructions set forth in Section 11(b) of the Escrow Agreement, and (ii) to deliver the Escrowed Stock and the Escrowed Note to Seller at the address set forth in Section 10 of the Escrow Agreement.

Sincerely,

AF SELLCO, LLC	AGFEED INDUSTRIES, INC.

By:	By:
Name:	Name:
Title:	Title:

Exhibit B
Form of Release Notice

[DATE]

JPMorgan Chase Bank, N.A.
712 Main Street, 5th Floor South
Houston, Texas  77002
Attn: Lori Knight, Escrow Services
Fax No.: 713-216-6927

RE:
Escrow Agreement dated as of September 13, 2010 (the “Escrow Agreement”) by and among AF Sellco, LLC, a Delaware limited liability company (“Seller”), AgFeed Industries, Inc., a Nevada corporation (“Buyer”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Escrow Agreement.

Dear [insert name]:

The Parties have determined pursuant to the terms of the Purchase Agreement that the Closing Date Equity Value does not equal or exceed the Preliminary Purchase Price (as defined in the Purchase Agreement). As a result, pursuant to Section 4(b) of the Escrow Agreement, Seller and Buyer hereby instruct you (i) to pay $[_________] of the Escrowed Cash and $[___________] of accrued interest to Buyer in accordance to the wire instructions set forth in Section 11(b) of the Escrow Agreement, (ii) pay $[__________] of the Escrowed Cash and $[___________] of accrued interest to Seller in accordance with the wire instructions set forth in Section 11(b) of the Escrow Agreement, and (iii) to deliver the Escrowed Stock and the Escrowed Note to Buyer at the address set forth in Section 10 of the Escrow Agreement, at which time Buyer will re-issue, if applicable, the Escrowed Note and Escrowed Stock in accordance with the Purchase Agreement.

Sincerely,

AF SELLCO, LLC	AGFEED INDUSTRIES, INC.

By:	By:
Name:	Name:
Title:	Title:

Exhibit D

FORM OF ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST

THIS ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST (this “Assignment”) dated as of September 13, 2010, by AF SELLCO, LLC, a Delaware limited liability company (“Assignor”), in favor of AGFEED INDUSTRIES, INC., a Nevada corporation (“Assignee”)

WHEREAS, Assignor and Assignee are parties to that Membership Interest Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

WHEREAS, pursuant to the Purchase Agreement, among other things, Assignor has agreed to sell, assign, transfer, convey and set over to Assignee, and Assignee has agreed to purchase from Assignor the Interest (as defined herein) on the date hereof on the terms and conditions set forth in the Purchase Agreement.

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, Assignor and Assignee desire to execute and deliver this Assignment to Assignee in order to evidence the sale, transfer, assignment, conveyance and delivery of the Interest by Assignor to Assignee pursuant to the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the payment of that the Purchase Price (as such term is defined in the Purchase Agreement) payable by Assignee to Assignor on the date hereof pursuant to the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, intending to be legally bound hereby, covenants and agrees as follows:

1.  Incorporation of Background.  The Recital provisions set forth above, including, without limitation all defined terms used therein, are hereby incorporated by reference into this Assignment and made a part hereof as if set forth in their entirety in this Section 1.

2.  Assignment.  Effective as of the date hereof, Assignor hereby irrevocably and unconditionally sells, grants, delivers, conveys, transfers, assigns and sets over unto Assignee all of Assignor’s right, title, power and interest in and to all units in M2 P2, LLC, a Delaware limited liability company, and Assignor's rights to share in the profits, losses, gains, deductions, credits, cash and other economic benefits allocated to such units and interest (the “Interest”).  Assignee hereby accepts the assignment of the Interest.

3.  Representations of Assignor.  Assignor warrants and represents that Assignor has full power and authority to make and execute this Assignment and that the Interest is free and clear of all Liens (as such term is defined in the Purchase Agreement), except for those created by Assignee or applicable securities laws.

4.  Successors and Assigns.  This Assignment shall be binding upon Assignor and Assignor’s successors and assigns, and shall inure to the benefit of Assignee and its successors and assigns.

5.  Purchase Agreement Controls.  This Assignment is being executed and delivered by Assignor pursuant to the Purchase Agreement, and the liability of Assignor in connection herewith shall be governed by the provisions of the Purchase Agreement.

1

IN WITNESS WHEREOF Assignor and Assignee have duly executed this Assignment as of the date first set forth above.

“ASSIGNOR”

By:
Name:	Glenn McClelland
Title:	Authorized Signatory

“ASSIGNEE”

By:
Name:	Gerard Daignault
Title:	Chief Operating Officer

2

Exhibit E

Illustrative Balance Sheet

[INTENTIONALLY OMITTED]

Exhibit F

Title Policy

[INTENTIONALLY OMITTED]